                                                                    EXHIBIT 99.1



                       PREFERRED STOCK PURCHASE AGREEMENT

                                      Among

                                 METRICOM, INC.
                            (a Delaware corporation),

                                    as Seller

                                       and

                               MCI WORLDCOM, INC.
                             (a Georgia corporation)

                                       and

                          VULCAN VENTURES INCORPORATED
                           (a Washington corporation),

                                  as Purchasers

                            Dated as of June 20, 1999



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
SECTION 1.     DEFINITIONS...................................................................1

        1.1           Defined Terms..........................................................1

        1.2           Beneficial Ownership...................................................6

        1.3           Securities Outstanding.................................................6

SECTION 2.     PURCHASE AND SALE OF SHARES...................................................7

        2.1           Purchase and Sale of Shares............................................7

        2.2           Closing Date...........................................................7

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................7

        3.1           Organization, Powers and Qualifications................................7

        3.2           Subsidiaries...........................................................7

        3.3           Authorized Capital Stock...............................................8

        3.4           Certificate of Incorporation, By-Laws, Minute Books and Records........9

        3.5           Authority; Binding Effect..............................................9

        3.6           No Conflict; Approvals.................................................9

        3.7           Governmental Consents and Approvals...................................10

        3.8           SEC Reports...........................................................10

        3.9           Financial Statements..................................................10

        3.10          Absence of Certain Changes............................................11

        3.11          Indebtedness; Absence of Undisclosed Liabilities......................11

        3.12          Assets................................................................11

        3.13          Contracts.............................................................12

        3.14          Insurance.............................................................13

        3.15          Authorizations; Compliance With Law...................................13

        3.16          Taxes.................................................................14

        3.17          Absence of Litigation; Claims.........................................15

        3.18          Employee Benefit Plans; Employment Agreements.........................15

        3.19          Labor Matters.........................................................17

        3.20          Environmental Matters.................................................18

        3.21          Intellectual Property.................................................20

        3.22          Regulatory Matters....................................................21

        3.23          Year 2000 Disclosure..................................................21

        3.24          Adequacy of Disclosure................................................22

        3.25          Proxy Statement.......................................................22

        3.26          Board Action; Vote Required; Applicability of Section 203............. 22

        3.27          Opinion of Financial Advisor.......................................... 23

        3.28          Brokers and Finders................................................... 23

        3.29          Offering of Shares.................................................... 23

        3.30          Transactions With Related Parties..................................... 23

        3.31          Business Activities................................................... 23

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS............................. 23

        4.1           Organization, Powers and Qualifications............................... 24

        4.2           Authority; Binding Effect............................................. 24

        4.3           Compliance with Laws.................................................. 24

        4.4           Investment Representations............................................ 24

        4.5           Interested Stockholder................................................ 25

        4.6           Proxy Statement....................................................... 25

        4.7           Additional Information................................................ 25

SECTION 5.     RESTRICTED SECURITIES; REGISTRATION RIGHTS................................... 26

        5.1           Restricted Securities................................................. 26

        5.2           Reorganization, Reclassification, Merger, Consolidation or
                       Disposition of Assets................................................ 27

        5.3           Registration Rights................................................... 27

SECTION 6.     COVENANTS OF THE PURCHASERS AND THE COMPANY.................................. 27

        6.1           Regulatory and Other Authorizations................................... 27

        6.2           Governmental Filings.................................................. 27

        6.3           Compliance with Antitrust or Competition Laws and the
                      Communications Act.................................................... 28

        6.4           Public Announcements.................................................. 28

        6.5           Further Assurances.................................................... 28

        6.6           Takeover Statute...................................................... 28

        6.7           Notification.......................................................... 28

        6.8           Reasonable Best Efforts............................................... 29

SECTION 7.     COVENANTS OF THE COMPANY..................................................... 29

        7.1           Access to Information................................................. 29

        7.2           Conduct of the Company's Business..................................... 30

        7.3           No Solicitation....................................................... 31

        7.4           Stockholders' Meeting................................................. 33

        7.5           Charter Amendments.................................................... 34

        7.6           Subsequent Financial Statements....................................... 35

        7.7           Control of Operations................................................. 35

        7.8           Access to Information................................................. 35

        7.9           Use of Proceeds....................................................... 35

SECTION 8.     COVENANTS OF THE PURCHASERS.................................................. 35

        8.1           Proxy Information..................................................... 35

SECTION 9.     CONDITIONS TO THE PURCHASERS' OBLIGATIONS.................................... 36

        9.1           Representations and Warranties........................................ 36

        9.2           Agreements and Conditions............................................. 36

        9.3           Regulatory Approvals.................................................. 36

        9.4           Purchase of Shares Not Enjoined....................................... 36

        9.5           Stockholder Approval.................................................. 36

        9.6           Other Agreements...................................................... 37

        9.7           Section 203........................................................... 37

        9.8           Nasdaq Notification................................................... 37

        9.9           Opinions of Counsel................................................... 37

        9.10          No Pending Litigation................................................. 37

        9.11          Minimum Purchase...................................................... 37

SECTION 10.    CONDITIONS TO THE COMPANY'S OBLIGATIONS...................................... 37

        10.1          Representations and Warranties........................................ 37

        10.2          Agreements and Conditions............................................. 38

        10.3          Governmental Approvals................................................ 38

        10.4          Sale of Shares Not Enjoined........................................... 38

        10.5          Stockholder Approval.................................................. 38

        10.6          Other Agreements...................................................... 38

        10.7          Opinions of Counsel................................................... 38

SECTION 11.    TERMINATION.................................................................. 38

        11.1          Termination........................................................... 38

        11.2          Effect of Termination................................................. 40

SECTION 12.    MISCELLANEOUS................................................................ 40
        12.1          Notices............................................................... 40



        12.2          Expenses.............................................................. 41

        12.3          Benefits; Assignment.................................................. 42

        12.4          Entire Agreement; Amendment and Waiver................................ 42

        12.5          Headings.............................................................. 42

        12.6          Governing Law......................................................... 42

        12.7          Remedies.............................................................. 42

        12.8          SUBMISSION TO JURISDICTION; WAIVERS................................... 43

        12.9          Severability.......................................................... 44

        12.10         Execution and Delivery................................................ 44

        12.11         Survival of Representations and Warranties............................ 44

        12.12         Waiver of Right to Subscribe for Additional Shares.................... 44

                       PREFERRED STOCK PURCHASE AGREEMENT


        PREFERRED STOCK PURCHASE AGREEMENT, dated as of June 20, 1999 (this "Agreement"), between MCI WorldCom, Inc., a Georgia corporation (the "A1 Preferred Stock Purchaser"), Vulcan Ventures Incorporated, a Washington corporation ("Vulcan" or the "A2 Preferred Stock Purchaser") and Metricom, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

        WHEREAS, the Company wishes to raise money for further development of its technology, deployment of its business plan and for working capital and other corporate purposes; and

        WHEREAS, A1 Preferred Stock Purchaser wishes to make an investment in the Company by purchasing newly issued shares of Preferred Stock having the rights, preferences and privileges described herein; and

        WHEREAS, the A1 Preferred Stock Purchaser has conditioned its investment on the Principal Stockholder's (as defined in Section 1.1 hereof) making a comparable investment in newly issued shares of the Company's A2 Preferred Stock; and

        WHEREAS, the Principal Stockholder has certain preemptive rights to acquire a portion of newly issued shares of the Company in order to maintain its percentage interest in the Company and, in view of such preemptive rights and A1 Preferred Stock Purchaser's unwillingness to make its investment unless the Principal Stockholder makes such investment, the Principal Stockholder has agreed to make such an investment in newly issued shares of the Company's A2 Preferred Stock.

SECTION 1. DEFINITIONS.

        1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                "A1 Preferred Stock" shall mean that series of Preferred Stock, par value $.001 per share, of the Company designated as the Series A1 Preferred Stock, whose powers, preferences and rights and qualifications, limitations and restrictions are set forth in the Restated Certificate.

                "A2 Preferred Stock" shall mean that series of Preferred Stock, par value $.001 per share, of the Company designated as the Series A2 Preferred Stock, whose powers, preferences and rights and qualifications, limitations and restrictions are set forth in the Restated Certificate.

                "Acquisition Proposal" shall have the meaning assigned to it in
        Section 7.3 hereof.



                                       1.

                "Affiliate" shall mean, as applied to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

                "Alternative Transaction" shall have the meaning assigned to it in Section 7.3 hereof.

                "Antitrust Division" shall mean the Antitrust Division of the United States Department of Justice or its successor.

                "Business Combination" shall mean a merger or consolidation in which the Company is a constituent corporation and pursuant to which the Common Stock is exchanged for cash, securities or other property or a sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole.

                "Business Day" shall mean any day that is not a Saturday, a Sunday, a bank holiday or any other day on which commercial banking institutions in New York, New York are not generally open for business.

                "Restated Certificate" shall mean the Restated Certificate of Incorporation, substantially in the form of Exhibit A hereto, which certificate is to be filed with the Secretary of State of the State of Delaware pursuant to Section 7.5 of this Agreement.

                "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of the Company as the same may be hereafter amended or supplemented.

                "Closing" shall have the meaning set forth in Section 2.2 of this Agreement.

                "Closing Date" shall have the meaning set forth in Section 2.2 of this Agreement.

                "Code" shall mean the Internal Revenue Code of 1986, as amended, including regulations and rulings promulgated thereunder.

                "Common Stock" shall mean the Common Stock, par value $.001 per share, of the Company as designated in the Restated Certificate.

                "Communications Act" shall mean the Communications Act of 1934, as amended, and all related legislation or any successor thereto. Any reference to a particular section of the Communications Act shall refer to such section as the same may be hereafter renumbered or otherwise amended.

                "Company Material Adverse Effect" shall mean any fact, condition, event, development or occurrence (excluding any fact, circumstance, event, development



                                       2.

        or occurrence affecting the economy, financial markets or telecommunications industry generally) which, individually or when taken together with all other such facts, conditions, events, developments or occurrences, would reasonably be expected to have a material adverse effect on the financial condition, operating results, business or prospects of the Company and its Subsidiaries (hereinafter defined), taken as a whole, without giving effect to the consummation of the Transaction. The parties acknowledge and agree that the loss of the Company's FCC licenses, or any event that would reasonably be expected to result in the loss of the Company's FCC licenses, constitutes a Company Material Adverse Effect.

                "Conversion Shares" shall mean the shares of the Common Stock issued or issuable upon the conversion of the Preferred Shares in accordance with the terms of the Preferred Shares.

                "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended or as the same shall be in effect from time to time.

                "Employee Shares" shall mean shares issued upon the exercise of options issued to employees, consultants or directors pursuant to the Employee Stock Plans or otherwise.

                "Employee Stock Plans" shall mean the Company's 1988 Stock Option Plan, 1993 Non-Employee Directors' Stock Option Plan, 1997 Equity Incentive Plan, 1997 Non-Officer Equity Incentive Plan and 1991 Employee Stock Purchase Plan and any other past, current or future employee stock ownership, thrift, savings, stock bonus, stock purchase, restricted stock or stock option plan or similar arrangement, or any grantor trust established to fund any such plan or otherwise for the benefit of employees, consultants or directors, pursuant to which current or former employees, consultants or directors of the Company or any of its Subsidiaries may acquire Equity. Any rights of any current or former employee, consultant or director to purchase Equity under any Employee Stock Plan, or any similar plans shall be deemed a right to acquire Equity for all purposes hereunder.

                "Equity" shall mean any and all shares of capital stock of the Company, securities of the Company convertible into such shares, and options, warrants or other rights to acquire such shares.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                "FCC" shall mean the Federal Communications Commission or its successor.

                "FCC Order" shall mean either:

                        (i) A written order or other determination from the staff of the FCC (either in the first instance or upon review, reconsideration or other action



                                       3.

        subsequent to an order or other determination of the staff) either approving the consummation of the transactions contemplated by this Agreement or stating that no such approval is required (or, in the case of such review, reconsideration or other subsequent action, a written order or other determination to the effect set forth above or affirming or upholding, or having the effect of affirming or upholding, whether by dismissing or denying a petition for reconsideration or terminating the consideration thereof or otherwise, a previous order or determination to the effect set forth in this paragraph (i)), which order or determination shall no longer be subject to further administrative review by the FCC; or,

                        (ii) A written or other determination from the FCC itself (either in the first instance or upon review, reconsideration or other action subsequent to an order or other determination of the staff of the FCC) either approving the consummation of the transactions contemplated by this Agreement or stating that no such approval is required (or, in the case of such review, reconsideration or other action subsequent to an order or determination of the staff of the FCC, a written order or other determination from the FCC itself to the effect set forth above or affirming, upholding or having the effect of affirming or upholding, whether by dismissing or denying a petition for reconsideration or application for review or terminating the consideration thereof or otherwise, an order or other determination of the staff of the FCC to the effect set forth in paragraph (i)).

        For purposes of this definition, an order or other determination of the staff shall be deemed no longer subject to further administrative review by the FCC:

                (x) If no petition for reconsideration or application for review by the FCC of the order or determination of the staff has been filed within 30 days after the date of public notice of the order or determination, as such 30-day period is computed and as such date is defined in sections 1.104 and 1.4, as applicable, of the FCC's rules, and the FCC has not initiated review of the order or determination of the staff on its own motion within 40 days after the date of public notice of the order or determination, as such 40-day period is computed and as such date is defined in sections 1.117 and 1.4 of the FCC's rules, or

                (y) If any such petition for reconsideration or application for review has been filed, or, if the FCC has initiated review of the order or determination of the staff on its own motion, the FCC itself has issued a written order or other determination or taken other action to the effect set forth in paragraph (ii) above.

                "FTC" shall mean the Federal Trade Commission or its successor.

                "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.



                                       4.

                "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder, all as the same shall be in effect from time to time.

                "Interest Rate" shall mean the interest rate per annum publicly announced by Citibank, N.A. as its "Base Rate" as in effect from time to time.

                "Liens" shall mean any lien, pledge, charge, claim, option, subscription, warrant, call, proxy, power of attorney, voting arrangement, reversionary interest, right of first refusal, conditional sales contract, preemptive right, easement, encumbrance, transfer restriction, security interest, mortgage, defect of title of any kind or any similar interests of any kind.

                "NASD" shall mean the National Association of Securities Dealers, Inc.

                "Nasdaq" shall mean the electronic inter-dealer quotation system operated by The Nasdaq-Amex Market Group.

                "Owned of Record or Voted by" shall have the meaning used in 47 U.S.C. sec. 310(b)(4) and interpretations thereof by the FCC.

                "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                "Preferred Shares" shall mean the A1 Preferred Stock and the A2 Preferred Stock.

                "Preferred Stock Purchaser Directors" shall mean those directors elected by the holders of the Preferred Shares pursuant to the Restated Certificate.

                "Principal Stockholder" shall mean Vulcan Ventures Incorporated.

                "Proposals" shall have the meaning set forth in Section 7.4 of this Agreement.

                "Proxy Statement" shall have the meaning set forth in Section
        7.4 of this Agreement.

                "Purchasers" shall mean, collectively, the A1 Preferred Stock Purchaser and Vulcan.

                "Related Party" shall mean any (i) Person that beneficially owns more than 10% of either the Voting Equity or Equity, (ii) director or officer of the Company or its Subsidiaries, or (iii) corporation, partnership or other entity of which any such Person owns greater than a 50% equity interest.



                                       5.

                "Requirement of Law" shall mean as to any Person, any law, treaty, rule or regulation of any Governmental Authority applicable to such Person or any of its property or to which such Person or any of its property is subject.

                "Restated Registration Rights Agreement" shall have the meaning set forth in Section 5.3 of this Agreement.

                "SEC" shall mean the Securities and Exchange Commission or its successor.

                "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                "Shares" shall mean the Preferred Shares.

                "Stockholders' Meeting" shall have the meaning set forth in
        Section 7.4 of this Agreement.

                "Subsidiary" shall mean, with respect to the Company, any corporation or other entity of which at least a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company and any joint venture of the Company. Metricom DC, L.L.C. is a Subsidiary.

                "Transaction" shall mean the transaction contemplated by this Agreement.

                "Voting Equity" shall mean any and all Voting Securities, securities of the Company convertible into Voting Securities, and options, warrants or other rights to acquire Voting Securities.

                "Voting Securities" shall mean the Common Stock and any other securities of the Company having voting power under ordinary circumstances with respect to the election of directors of the Company.

        1.2 BENEFICIAL OWNERSHIP. Unless otherwise provided in this Agreement, a Person shall be deemed to "beneficially own" any securities in accordance with the provisions of Rule 13d-3 under the Exchange Act.

        1.3 SECURITIES OUTSTANDING. In determining the number or other amount outstanding of any securities of the Company, securities owned by the Company or any of its Subsidiaries shall be deemed to be not outstanding.



                                       6.

SECTION 2. PURCHASE AND SALE OF SHARES.

        2.1 PURCHASE AND SALE OF SHARES. On the terms and subject to the conditions of this Agreement, the Company shall, on the Closing Date:

                (a) issue and sell to the A1 Preferred Stock Purchaser, and the A1 Preferred Stock Purchaser shall purchase from the Company, 30,000,000 shares of the A1 Preferred Stock (the "A1 Preferred Shares") shares at a price of $10 per share; and

                (b) issue and sell to Vulcan, and Vulcan shall purchase from the Company, 30,000,000 shares of A2 Preferred Stock (the "A2 Preferred Shares") at a price of $10 per share.

        The delivery of the Preferred Shares at the Closing shall be against the respective Purchaser's payment to the account designated by the Company of immediately available funds.

        2.2 CLOSING DATE. The closing (the "Closing") of the purchase and sale of the Preferred Shares shall take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, CA 94111-3580, as soon as practicable but no more than five Business Days following the satisfaction of all of the conditions to each party's obligations set forth in Sections 9 and 10 (or, with respect to any condition not satisfied, the waiver thereof by the party for whose benefit the condition exists) or at such other place and date as the parties may mutually agree. The date and time of such Closing are herein referred to as the "Closing Date."

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to, and agrees with, the Purchasers as follows, except as set forth on a Disclosure Schedule delivered by the Company concurrently with the execution and delivery of this Agreement (the "COMPANY SCHEDULE"), each of which exceptions shall specifically identify the relevant subsection hereof to which it relates and shall be deemed to be representations and warranties as if made hereunder:

        3.1 ORGANIZATION, POWERS AND QUALIFICATIONS. The Company has been incorporated and is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith and to enter into this Agreement, to sell the Preferred Shares and to carry out the provisions of this Agreement. The Company is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, all of which jurisdictions are disclosed in the COMPANY SCHEDULE.

        3.2 SUBSIDIARIES. The COMPANY SCHEDULE lists each Subsidiary of the Company, and each equity investment of the Company, the jurisdiction of its organization and the amount of its securities outstanding and the owners thereof. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Subsidiary has all requisite power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the assets and properties used in connection therewith. Each Subsidiary is duly qualified as a foreign corporation authorized to do business



                                       7.

and is in good standing in every jurisdiction in which such qualification is required, all of which jurisdictions are disclosed on the COMPANY SCHEDULE. All issued and outstanding shares of capital stock of each Subsidiary have been duly authorized, are validly issued and outstanding, are fully paid and nonassessable, were issued in compliance with all applicable Federal and state securities laws, and, are lawfully owned of record and beneficially by the Company or another Subsidiary free and clear of all Liens. There are no existing subscriptions, options, warrants, convertible securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) calling for or requiring the issuance, transfer, sale or other disposition of any shares of the capital stock of any Subsidiary, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of any Subsidiary, nor is the Company or any Subsidiary subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire shares of capital stock of any Subsidiary and there are no restrictions on the payment of dividends with respect to the capital stock of any Subsidiary. Except for its Subsidiaries or as set forth in the COMPANY SCHEDULE, neither the Company nor any Subsidiary directly or indirectly (a) owns or controls any shares of any corporation nor has any voting securities of, or economic interest in, either of record, beneficially or equitably, in any association, partnership, limited liability company, joint venture or other legal entity, or (b) is a general partner of any partnership.

        3.3 AUTHORIZED CAPITAL STOCK. As of the date hereof, the authorized capital stock of the Company consists of (a) 50,000,000 shares of Common Stock, $0.001 par value per share, of which 19,346,798 shares were outstanding as of May 24, 1999 and (b) 2,000,000 shares of Preferred Stock, $0.001 par value per share, none of which are issued and outstanding. Since May 24, 1999, no shares of Common Stock have been issued by the Company other than Employee Shares. All of the outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable Federal and state securities laws. Except for (A) 3,896,575 shares of Common Stock subject to options granted under the Company's 1988 Stock Option Plan, 1997 Equity Incentive Plan and 1997 Non-Officer Equity Incentive Plan and to the Company's Chief Executive Officer outside those plans,
(B) 484,000 shares of Common Stock subject to options granted to members of the Company's Board of Directors under the Company's 1993 Non-Employee Directors' Stock Option Plan and to members of the Company's Advisory Board, (C) 200,000 shares of Common Stock subject to outstanding warrants, (D) 3,092,783 shares of Common Stock issuable upon conversion of the Company's 8% Convertible Subordinated Notes due 2003 ("Convertible Notes"), and (E) 167,666 shares of Common Stock reserved for issuance under the Company's 1991 Employee Stock Purchase Plan, there were not outstanding as of the date of this Agreement any existing subscriptions, options, warrants, rights (including conversion or preemptive rights), convertible securities, calls, commitments or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities exercisable for or convertible into shares of its capital stock nor is the Company subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire shares of capital stock of the Company or any Subsidiary, in any case except as set forth on Schedule 3.3 of the COMPANY SCHEDULE and as contemplated by this Agreement. Other than Vulcan and the rights associated with the Convertible Notes, no person has any registration rights with respect to any stock of the Company. As of the date of this Agreement, the Company has available for future grant 246,379 shares of Common Stock for issuance pursuant to the Employee Stock Plans. The Company does not have a shareholder rights plan. Except as disclosed on the COMPANY SCHEDULE, there



                                       8.

are no voting trusts or other agreements or understandings to which the Company is a party, nor, to the knowledge of the Company, to which any shareholder of the Company is a party, with respect to the voting of capital stock of the Company and there is no restriction on the payment of dividends on any capital stock of the Company, other than this Agreement. When issued and paid for pursuant to the terms of this Agreement, the Preferred Shares to be sold hereunder by the Company will be validly issued and outstanding, fully paid and nonassessable.

        3.4 CERTIFICATE OF INCORPORATION, BY-LAWS, MINUTE BOOKS AND RECORDS. The copies of the Certificate of Incorporation and all amendments thereto and of the By-laws, as amended, of the Company and its Subsidiaries which have been delivered to the Purchasers are true, correct and complete copies thereof as in effect on the date hereof. The minute books of the Company and its Subsidiaries which have been made available for inspection contain minutes, which are accurate and complete, of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the stockholders of the Company and its Subsidiaries since the respective dates of incorporation. The books and records of the Company and each Subsidiary accurately reflect the transactions to which the Company or its Subsidiaries is a party or by which their properties are subject or bound, and the assets and liabilities of the Company or its Subsidiaries.

        3.5 AUTHORITY; BINDING EFFECT. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transaction. All necessary corporate action required to have been taken by or on behalf of it by applicable law, its charter document or otherwise to authorize (a) the approval, execution and delivery on its behalf of this Agreement and (b) its performance of its obligations under this Agreement and the consummation of the Transaction have been taken, except that the adoption of the Agreement must be approved by a majority of the votes of all outstanding shares of Common Stock of record on the record date for the Stockholders' Meeting. This Agreement constitutes the Company's valid and binding agreement, enforceable against it in accordance with its terms, except (A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (B) for the limitations imposed by general principles of equity.

        3.6 NO CONFLICT; APPROVALS. The execution and delivery of this Agreement does not, and the consummation of the Transaction will not, (a) violate or conflict with the Company's Certificate of Incorporation or Bylaws or the comparable organizational documents of any of its Subsidiaries, or (b) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default), give rise to any Lien, third party right of termination, cancellation, modification or acceleration, or loss of any benefit, or give rise to any requirement to repurchase or offer to repurchase any indebtedness or securities of the Company or any subsidiary under any contract to which the Company or any Subsidiary is a party or by which it is bound, or (c) subject to the consents, approvals, orders, authorizations, filings, declarations and registrations specified in Section 3.7 or in the COMPANY SCHEDULE in response thereto, conflict with or result in a violation of any permit, concession, franchise or license or any law, rule or regulation applicable to the Company or any of its Subsidiaries or any of their properties or assets.



                                       9.

        3.7 GOVERNMENTAL CONSENTS AND APPROVALS. Except as set forth on the COMPANY SCHEDULE, neither the execution and delivery of this Agreement nor the consummation of the Transaction will require any consent, approval, order, authorization, or permit of, or filing with or notification to, any local, state, Federal or foreign court, administrative agency, commission or other Governmental Authority, agency or instrumentality, except (a) the filing of the Proxy Statement (hereinafter defined) and related proxy materials with the Securities Exchange Commission in accordance with the Exchange Act, (b) notification pursuant to, and expiration or termination of the waiting period under the HSR Act, and (c) the filings with and consents or approvals of the FCC and state public service commissions, public utility commissions or similar state regulatory bodies ("Public Utility Commissions") which are described in the COMPANY SCHEDULE.

        3.8 SEC REPORTS. The Company has timely filed all required forms, reports and documents with the SEC since January 1, 1996 (collectively, the "Company's SEC Reports"), including without limitation the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "Company 1998 Form 10-K"). The Company's SEC Reports have complied in all respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of the Company's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There have been filed as exhibits to, or incorporated by reference in, the Company 1998 Form 10-K all contracts which, as of the date hereof, are material as described in Item 601(b)(10) of Regulation S-K. The Company has heretofore delivered to the Purchasers, in the form filed with the SEC, all of the Company's SEC Reports.

        3.9 FINANCIAL STATEMENTS. The Company has delivered to the Purchasers true and complete copies of (a) consolidated balance sheets of the Company and its consolidated Subsidiaries (including Metricom D.C. LLC) at December 31, 1998 and 1997 and the related consolidated statements of earnings, changes in stockholders' equity and statements of cash flow for the years then ended, together with the notes thereto, audited by Arthur Andersen & Co. (the "Company's Auditors"), and (b) unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries at March 31, 1999 and 1998 and related consolidated statements of income, changes in stockholders' equity and statements of cash flow for the periods ended March 31, 1999 and 1998, all of which have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved ("GAAP"). Such balance sheets, including the related notes, fairly present the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company and its consolidated Subsidiaries at the dates indicated and such consolidated and consolidating statements of income, changes in stockholders' equity and statements of cash flow fairly present the consolidated results of operations, changes in stockholders' equity and cash flow of the Company and its consolidated Subsidiaries for the periods indicated. The unaudited consolidated financial statements as at and for the periods ended March 31, 1999 and 1998 contain all adjustments which are solely of a normal recurring nature, necessary to present fairly the financial position for the periods then ended. The audited consolidated balance sheet of the Company and its consolidated Subsidiaries at December 31, 1998 described above is referred to



                                      10.

herein as the "Company 1998 Balance Sheet" and the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries at March 31, 1999 described above is referred to herein as the "Interim 1999 Balance Sheet." The audited consolidated balance sheet of the Company and consolidated Subsidiaries at December 31, 1998 described above is referred to herein as the "Company Audited Financial Statements."

        3.10 ABSENCE OF CERTAIN CHANGES. Except as described in the COMPANY SCHEDULE, since December 31, 1998 (the "Audit Date"), the Company and its Subsidiaries have conducted their business solely in the ordinary course consistent with past practice. Except as otherwise disclosed on the COMPANY SCHEDULE, since the Audit Date, the Company and its Subsidiaries have not:

                (a)     suffered any Company Material Adverse Effect;

                (b) been subject to any other events or conditions of any character that would have a Company Material Adverse Effect or impair the ability of the Company to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby;

                (c) made any change to their respective accounting methods, principles or practices;

                (d) been subject to any revaluation of any assets of the Company or any of its Subsidiaries that, individually or in the aggregate has had, or would reasonably be expected to have a Company Material Adverse Effect, including writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; or

                (e) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any Lien, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any damage or risk of loss to it or any of its assets or properties.

        3.11 INDEBTEDNESS; ABSENCE OF UNDISCLOSED LIABILITIES. The COMPANY SCHEDULE discloses as of the date hereof all indebtedness for money borrowed of the Company or any Subsidiary, accurately disclosing for each such indebtedness the payee, the original principal amount of the loan, the current unpaid balance of the loan, the interest rate and the maturity date. Neither the Company nor its Subsidiaries have any indebtedness, liability or obligation of any kind (whether known or unknown, accrued, absolute, asserted or unasserted, contingent or otherwise) except (a) as and to the extent reflected, reserved against or otherwise disclosed in the Company 1998 Balance Sheet, or (b) for liabilities and obligations incurred subsequent to the Audit Date in the ordinary course of business, which in the aggregate do not exceed $250,000.

        3.12 ASSETS. Except as described in the COMPANY SCHEDULE, the Company and its Subsidiaries have good and marketable title to all their properties and assets, including without limitation those assets and properties reflected in the Interim 1999 Balance Sheet in the amounts and categories reflected therein, free and clear of all Liens, except (a) the lien of current taxes not



                                      11.

yet due and payable, (b) properties, interests, and assets disposed of by the Company or any Subsidiary since March 31, 1999 solely in the ordinary course of business consistent with past practice, (c) such secured indebtedness as is disclosed in the Interim 1999 Balance Sheet covering the properties referred to therein and the Company Schedule, and (d) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not detract from the value, or interfere with the present or proposed use, of the properties subject thereto ("Permitted Liens"). All buildings, structures, facilities, equipment and other items of tangible personal property reflected on the Interim 1999 Balance Sheet or acquired since March 31, 1999 are in good operating condition and repair, subject to normal wear and maintenance, are useable in the regular and ordinary course of business of the Company and its Subsidiaries and conform to all applicable laws, statutes, ordinances, codes, rules and regulations and Authorizations (hereinafter defined) relating to their construction, use and operation. The method of amortization or depreciation used by the Company for financial reporting purposes is sufficient to write-off entirely each building, structure, facility and item of equipment or other tangible personal property during its useful life. Neither the Company nor any of its Subsidiaries owns or ever has owned any real property.

        3.13    CONTRACTS.

                (a) The COMPANY SCHEDULE lists each written or oral contract, agreement, arrangement, lease, instrument, mortgage, indenture or commitment to which the Company or a Subsidiary is a party or may be bound or to which their respective properties or assets may be subject ("Contract") (i) which is material to the Company or a Subsidiary; (ii) which is with any present or former employee or for the employment of any person or consultant or which is a non-compete arrangement with any employee or former employee of the Company or a Subsidiary; (iii) which is a severance agreement, program or policy of the Company or a Subsidiary with or relating to its employees; (iv) under the terms of which any of the rights or obligations of a party thereto will be modified or altered as a result of the transactions contemplated hereby or which contain change in control provisions; (v) which involves a commission, representative, franchise, distributorship, or sales agency arrangement; (vi) which is a conditional sale or lease arrangement; (vii) which involves a license, or other arrangement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company or a Subsidiary in the conduct of its business; (viii) which represents any confidentiality or non-disclosure arrangement pursuant to which the Company or a Subsidiary has agreed to keep confidential information obtained from any other person; (ix) which is an arrangement limiting or restraining the Company or any Subsidiary or any successor thereto from engaging or competing in any manner or in any business; (x) under which the Company or any Subsidiary guarantees the payment or performance by others or in any way is or will be liable with respect to obligations of any other person; or (xi) which grants Company a right of way.

                (b) All Contracts are valid and binding and in full force and effect as to the Company on the date of this Agreement except to the extent they have previously expired in accordance with their terms. None of the Company, its Subsidiaries nor, to the Company's knowledge, any other parties, have violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract, the termination or violation of which, or the default under which, either



                                      12.

singularly with respect to a single Contract or in the aggregate with respect to all the Contracts would have a Company Material Adverse Effect. The COMPANY SCHEDULE sets forth a description of the Company's dispute over various matters relating to Metricom D.C., LLC with PepData, Inc., including the Company's estimate of its maximum liability with respect to such disputes. Neither the execution of this Agreement nor the consummation of the Transaction will constitute a breach of any of the Contracts or, except as set forth in the COMPANY SCHEDULE, require that the Company give any notice, request any consent, approval or waiver or pay any fees or charges. True and complete copies of all Contracts listed on the COMPANY SCHEDULE, together with all amendments thereto through the date hereof, have been made available to the A1 Preferred Stock Purchaser; provided, however, the Company has made available to the A1 Preferred Stock Purchaser only representative agreements regarding its rights of way. The Company is not a party to any agreements, either written or oral, with respect to the provision of Internet access and related services.

        3.14 INSURANCE. The COMPANY SCHEDULE accurately sets forth as of the day preceding the date hereof all policies of insurance, other than title insurance policies, held by or on behalf of the Company and all outstanding claims thereunder in excess, individually or in the aggregate, of $1,000,000. All such policies of insurance are in full force and effect, and no notice of cancellation has been received. In the reasonable judgment of the Company, such policies are in amounts which are adequate in relation to the business and properties of the Company, and all premiums to date have been paid in full.

        3.15    AUTHORIZATIONS; COMPLIANCE WITH LAW.

                (a) The Company and its Subsidiaries hold all licenses, franchises, certificates, consents, permits, approvals, certificates of public convenience and necessity, and authorizations ("Authorizations") from all Governmental Authorities and other persons (including without limitation all required Authorizations which may be issued or required by the FCC and Public Utility Commissions) which are necessary for the lawful conduct of their respective businesses and that will be needed for any currently planned products or services (including, but not limited to, Ricochet II) and their use and occupancy of their assets and properties in the manner heretofore conducted, used and occupied. A complete and correct list of all material Authorizations, and all Authorizations issued or granted by or under the auspices of the Federal government, held by the Company and its Subsidiaries are set forth in the COMPANY SCHEDULE. All of such Authorizations are valid, in good standing and in full force and effect and the Company and its Subsidiaries have duly performed all of their respective obligations under such Authorizations. No event has occurred with respect to the Authorizations which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other impairment of the rights of the holder of any of the Authorizations, and no terminations thereof have been, to the knowledge of the Company, threatened.

                (b) The Company and each of its Subsidiaries has complied with, and is not in violation of any aspect of, any Federal, state or local law, ordinance, code, order or governmental rule or regulation to which the Company or any of its Subsidiaries is subject, including without limitation, rules, regulations or order of the FCC and the California Public Utilities Commission, and has not failed to obtain or to adhere to the requirements of any license, permit or



                                      13.

authorization necessary to the ownership, operation or use of its assets or the conduct of its business. With respect to the licenses in the Wireless Communications Service ("WCS") granted by the FCC to the Company, the Company has complied with the condition in each license with respect to the payment of the auction bid amount, and the grant of each license is final and no longer subject to reconsideration, review, or appeal by or before the FCC or any court. With respect to the Company's operations on unlicensed spectrum, all equipment used by the Company in such operations has been properly certified and authorized under the FCC's Part 15 rules and other regulations. None of the Company's operations has had or currently has a significant environmental effect, as defined by the FCC in its rules and regulations. To the Company's knowledge, the Company's equipment and operations have not caused and do not currently cause any harmful interference to other equipment and operations in the unlicensed spectrum. Except as disclosed in the COMPANY SCHEDULE, there have been and are currently no claims or complaints of radio interference, harm or damage resulting from the Company's operations. The Company's operations have not and are not being currently interfered with or impaired in any respect by the operation of other users of unlicensed spectrum.

        3.16    TAXES.

                (a) All Federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by the Company or its Subsidiaries (the "Tax Returns") on or prior to the date hereof or with respect to taxable periods ending on or prior to the date hereof with respect to any Federal, state, local or foreign taxes, assessments, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, transfer, franchise, license, school and any other tax or similar governmental charge or imposition (including interest, penalties or additions with respect thereto) under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) ("Taxes") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns correctly reflect the liabilities of the Company and its Subsidiaries for Taxes for the periods, property or events covered thereby.

                (b) All Taxes, including those without limitation which are called for by the Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority from the Company and its Subsidiaries, have been fully paid or properly accrued. The accruals for Taxes contained in the Company 1998 Balance Sheet and the Interim 1999 Balance Sheet are adequate to cover the tax liabilities of the Company and its Subsidiaries as of the Audit Date and as of March 31, 1999, respectively, and include adequate provision for all deferred taxes, and nothing has occurred subsequent to such date to make any of such accruals inadequate.

                (c) Neither the Company nor its Subsidiaries have received any notice of assessment or proposed assessment in connection with any Taxes or Tax Returns and there are not pending tax examinations of or tax claims asserted against the Company or its Subsidiaries or any of their respective assets or properties. Neither the Company nor any Subsidiary has extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes.



                                      14.

                (d) There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of the Company or its Subsidiaries. The Company has no knowledge of any basis for any additional assessment of any Taxes. The Company and its Subsidiaries have made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including without limitation, the portion of such deposits relating to taxes imposed upon the Company or its Subsidiaries.

                (e) The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid on or before the date of this Agreement in connection with amounts paid or owing to any employee, former employee, creditor, shareholder, Affiliate, customer or supplier or any other third party.

                (f) The Company and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G of the Code.

        3.17 ABSENCE OF LITIGATION; CLAIMS. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, overtly threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, or with respect to which any director, officer, employee or agent is or may be entitled to claim indemnification from the Company or any Subsidiary, before any Governmental Authority or arbitrator, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against the Company or any of its Subsidiaries.

        3.18    EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS.

                (a) The COMPANY SCHEDULE lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee or consultant of the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of
Section 414 of the Code, or any subsidiary of the Company, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "Employee Plans"), excluding former agreements under which the Company has no remaining obligations and any of the foregoing that are required to be maintained by the Company under the laws of any foreign jurisdiction. With respect to each Employee Plan, as applicable, a copy of (i) each such written Employee Plan, together with all amendments, trust agreements, insurance policies and service agreements; (ii) the three most recently filed Forms 5500 or 5500 C/R and any financial statements attached thereto; (iii) the most recent IRS determination letter; (iv) the most recent summary plan description; and (v) all reports submitted within the preceding three years by third-party administrators, actuaries,



                                      15.

investment managers, consultants, or other independent contractors, has been made available to the Purchasers.

                (b) Except as set forth in the COMPANY SCHEDULE: (i) except as required by Section 4980B of the Code, none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person and none of the Employee Plans is a "multiemployer plan," as such term is defined in
Section 3(37) of ERISA; (ii) there has been no breach of any fiduciary duty, as described in Section 404 of ERISA, and no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Employee Plan, which could result in any liability of the Company or any of its subsidiaries; (iii) all Employee Plans are in compliance in all respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, and governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants, the Department of Labor, the Internal Revenue Service (the "IRS") and the Secretary of the Treasury), all employee plans have been operated at all times in accordance with their terms, and the Company and each of its subsidiaries have performed all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; (vi) with respect to each Employee Plan, neither any "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063, 4064 or 4041 of ERISA has occurred; and (vii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course); (vii) neither the Company nor any ERISA Affiliate has incurred any liability for any excise, income or other taxes or penalties with respect to any Employee Plan, and no event has occurred and no circumstance exists that could give rise to any such liability; (ix) there are no pending or threatened claims against any Employee Plan (other than routine claims for benefits) or against any fiduciary or an Employee Plan with respect to such plan, nor is there any basis for such a claim; and (x) no Employee Plan is presently under audit or examination (and no notice has been received by the Company or any ERISA Affiliate of a potential audit or examination) by any governmental entity, and no matters are pending with respect to any Employee Plan under any governmental corrective or remedial program.

                (c) The COMPANY SCHEDULE sets forth a true and complete list of each current or former employee, consultant, officer or director of the Company or any of its Subsidiaries who holds any option to purchase Common Stock as of the date hereof, together with the number of shares of Common Stock which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested within six months from the date hereof), the option price of such option (to the extent determined as of the date hereof), whether



                                      16.

such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option. The COMPANY SCHEDULE also sets forth the total number of such ISOs and such nonqualified options.

                (d) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in Proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G of the Code).

                (e) THE COMPANY SCHEDULE lists all employment or consulting contracts, agreements or understandings to which the Company or any of its Subsidiaries is a party.

                (f) The COMPANY SCHEDULe lists the name and years of service of all persons employed by the Company as of the date hereof and for each of the past two fiscal years, the salary, bonus, and total compensation (including vacation, personal and sick days) paid or owed to each such employee.

        3.19 LABOR MATTERS. Neither the Company nor any of its Subsidiaries is or ever has been a party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by the Company or any of its Subsidiaries as an exclusive bargaining representative for employees of the Company or any of its Subsidiaries. To the Company's knowledge, there is no current union representation question involving employees of the Company or any of its Subsidiaries, nor does the Company have knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Neither the Company nor any of its Subsidiaries has made any commitment that would require the application of the terms of any collective bargaining agreements entered into by the Company or any of its Subsidiaries to Purchasers, or to any subsidiary of any of the Purchasers (other than the Company or its Subsidiaries). Except as disclosed on the COMPANY SCHEDULE, (a) there is no active arbitration under any collective bargaining agreement involving the Company or any of its Subsidiaries, (b) there is no unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against the Company or any of its Subsidiaries pending before any court, arbitrator, mediator or governmental agency or tribunal, or, to the Company's knowledge, threatened, (c) there is no strike, picketing or work stoppage by, or any lockout of, employees of the Company or any of its Subsidiaries pending, or to the Company's knowledge, threatened, against or involving the Company or any of its Subsidiaries, and (d) there is no significant active arbitration under any collective bargaining agreement involving the Company or any of its Subsidiaries regarding the employer's right to move work from one location or entity to another, or to consolidate work locations, or involving other similar restrictions on business operations.



                                      17.

        3.20    ENVIRONMENTAL MATTERS.

                (a) The Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws and neither the Company nor any of its Subsidiaries has received any written or, to the Company's knowledge, oral communication from any person or Governmental Authority that alleges that the Company or any of its Subsidiaries is not in compliance with applicable Environmental Laws.

                (b) The Company and each of its Subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such Environmental Permits are effective or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and its Subsidiaries are in compliance with all terms and conditions of the Environmental Permits. Neither the Company nor any of its Subsidiaries has knowledge of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with, or prevent, future continued compliance on the part of the Company or any of its Subsidiaries with the Environmental Permits. Neither the Company nor any of its Subsidiaries has knowledge of matters or conditions that would preclude reissuance or transfer of any Environmental Permit, including amendment of such instrument, to Purchasers or one of their respective subsidiaries where such action is necessary to maintain compliance with Environmental Laws.

                (c) Neither the Company nor any of its Subsidiaries has knowledge of any future requirement imposed by any Environmental Law or Environmental Permit which could reasonably be expected to result in the accrual of a cost not previously disclosed in writing to Purchasers.

                (d) There is no Environmental Claim (as defined below) pending or, to the knowledge of the Company, overtly threatened (i) against the Company or any of its Subsidiaries, (ii) against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or
(iii) against any property or operations which the Company or any of its Subsidiaries owns, leases or manages, in whole or in part.

                (e) The Company has no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                (f) The Company has no knowledge, with respect to any predecessor of the Company or any of its Subsidiaries, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of its Subsidiaries.



                                      18.

                (g) To the Company's knowledge, the Company has disclosed to Purchasers all facts which the Company reasonably believes form the basis of a current or future cost relating to any environmental matter affecting the Company and its Subsidiaries.

                (h) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any owner of premises leased or operated by the Company or any of its Subsidiaries has filed any notice with respect to such premises under Federal, state, local or foreign law indicating past or present treatment, storage or disposal of Hazardous Materials, as regulated under 40 C.F.R. Parts 264-267 or any state, local or foreign equivalent or is engaging or has engaged in business operations involving the generation, transportation, treatment, recycle or disposal of any waste regulated under Environmental Laws pertaining to radioactive materials or the nuclear power industry, including, without limitation, requirements of Volume 10 of the Code of Federal Regulations.

                (i) None of the properties owned, leased or operated by the Company, its Subsidiaries or, to the knowledge of the Company, any predecessor thereof are now or were in the past, listed on the National Priorities list of Superfund Sites, the CERCLIS Information System, or any other comparable state or local environmental database.

                (j) The transactions contemplated by this Agreement will not require any governmental approvals under the Environmental Laws, including those that are triggered by sales or transfers of businesses or real property.

                (k)     As used in this Section 3.20:

                        (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Federal, state, local or foreign Governmental Authority having jurisdiction over the Company or its Subsidiaries) alleging potential liability of the Company or its Subsidiaries (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company or any of its Subsidiaries (including but not limited to obligations to clean up contamination resulting from leaking underground storage tanks); or (B) circumstances forming the basis of any violation or alleged violation by the Company or its Subsidiaries of any Environmental Law; or (C) any and all claims by any third party against the Company or its Subsidiaries seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

                        (ii) "Environmental Laws" means all applicable foreign, Federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the



                                      19.

environment including, without limitation, laws and regulations relating to Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                        (iii) "Hazardous Materials" means (A) any petroleum or any by-products or fractions thereof, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, any form of natural gas, explosives, and polychlorinated biphenyls; (B) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, whether waste materials, raw materials or finished products, regulated or forming the basis of liability under any Environmental Law in a jurisdiction in which the Company or any of its Subsidiaries operates.

                        (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

        3.21    INTELLECTUAL PROPERTY.

                (a) The Company and each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in its or any of its Subsidiaries' businesses as currently conducted and that will be needed for any currently planned products, services or business activities (including, but not limited to, Ricochet II), and to the actual knowledge of its executive officers all patents, trademarks, trade names, service marks and copyrights held by it and/or its Subsidiaries are valid and subsisting.

                (b)     Except as disclosed in the COMPANY SCHEDULE:

                        (i) it and its Subsidiaries are not, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which it or any of its Subsidiaries is a party and pursuant to which it or any Subsidiary is authorized to use any third-party patents, trademarks, service marks and copyrights ("Third-Party Intellectual Property Right");

                        (ii) to its knowledge, no claims as of the date hereof with respect to (A) the patents, registered and unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor owned by it or any of its Subsidiaries (the "Owned Intellectual Property Rights"); (B) any trade secrets; or (C) Third-Party Intellectual Property Rights, are currently pending or overtly threatened by any person or entity; and



                                      20.

                        (iii) to its knowledge, there is no unauthorized use, infringement or misappropriation of any of the Owned Intellectual Property Rights by any third party, including any of its or any of its Subsidiaries' employees or former employees.

        3.22    REGULATORY MATTERS.

                (a) Except as disclosed in the COMPANY SCHEDULE and except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve de minimis amounts, there are no proceedings or investigations pending or, to the Company's knowledge, overtly threatened, before any domestic or foreign court, administrative, governmental or regulatory body in which any of the following matters are being considered, nor has the Company or any of its Subsidiaries received written notice or inquiry from any such body, government official, consumer advocacy or similar organization or any private party, indicating that any of such matters should be considered or may become the object of consideration or investigation: (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any administrative, governmental or regulatory body.

                (b) Except as disclosed in the COMPANY SCHEDULE, neither the Company nor any of its Subsidiaries has any outstanding commitments regarding
(i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers or (iv) expenses, infrastructure expenditures, service quality or other regulatory requirements, to or by any domestic or foreign court, administrative, governmental or regulatory body, government official, consumer advocacy or similar organization.

        3.23 YEAR 2000 DISCLOSURE. The Company and each of its Subsidiaries has taken preliminary steps to identify and analyze both internally developed and acquired software which is material to its operations and utilizes date embedded codes that may experience operations problems when the Year 2000 is reached and, where problems have arisen, has made, or have coordinated with customers, suppliers, financial institutions and others with which it has business relationships that are material to the Company's business to make, all necessary modifications to the identified software to make such software Year 2000 compliant. Except as disclosed in the Company SEC Reports, the Company and its Subsidiaries have not incurred, and do not expect to incur, significant operating expenses to be Year 2000 compliant, and business operations have not been disrupted and, to the Company's knowledge, its customers have not experienced any interruption of service as a result of making such software Year 2000 compliant. "Year 2000 compliant" means, with respect to the Company's and each Subsidiaries' information technology, the information technology is designed to be used prior to, during and after the calendar Year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, without limitation, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap-year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it. "Information technology," means computer software, computer firmware, computer hardware (whether general or specific purpose), and other similar



                                      21.

or related items of automated, computerized, or software system(s) that are used or relied on by the Company or the Subsidiaries in the conduct of its business.

        3.24 ADEQUACY OF DISCLOSURE. The Company has made available to Purchasers copies of all documents listed or referred to in the COMPANY SCHEDULE hereto or referred to herein. Such copies are, and all documents and materials delivered or made available in connection with Purchasers' investigation of the Company in connection with the transactions contemplated hereby are, true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder. No representation or warranty by the Company in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Purchasers pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, when considered in the aggregate with all such representations, warranties, certificates, schedules, statements, documents or instruments, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading. There is no fact known to the Company that has specific application to the Company (other than general economic or industry conditions) and that adversely affects or, as far as the Company can reasonably foresee, threatens, the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company and its Subsidiaries that has not been set forth in this Agreement or the COMPANY SCHEDULE. 3.25 PROXY STATEMENT. The information supplied by the Company for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the special meeting of the Company's stockholders to consider this Agreement shall not, at the time the Proxy Statement is first mailed to stockholders, at the time of the Stockholders' Meeting, or at the Closing Date, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which has become false or misleading. If at any time prior to the Closing Date any event relating to the Company or any of its Subsidiaries or Affiliates should be discovered by the Company which should be set forth in an amendment to the Proxy Statement, the Company shall promptly inform Purchasers.

        3.26    BOARD ACTION; VOTE REQUIRED; APPLICABILITY OF SECTION 203.

                (a) A special committee of disinterested directors of the Board of Directors and the Board of Directors of the Company have each unanimously determined that the Transaction is advisable and is in the best interests of the Company and its stockholders and the Board of Directors has approved the Transaction and resolved to recommend to such stockholders that they vote in favor thereof.

                (b) Assuming the accuracy of the Purchasers' representations in Section 4.5 of this Agreement, the Company's Board of Directors has taken all steps within its power that are necessary prior to execution of this Agreement, to ensure that none of the Purchasers shall be, by reason of the execution and delivery of this Agreement or the performance of the obligations



                                      22.

hereunder, subject to the restrictions of Section 203 of the DGCL. No other "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation (each a "Takeover Statute") as in effect on the date hereof or any anti-takeover provision in the Company's Certificate of Incorporation or By-laws is applicable to the Company or the Transaction.

                (c) The Company has been advised by the Principal Stockholder that it intends to vote its shares of Common Stock in favor of the approval and adoption of this Agreement and the Proposals.

        3.27 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of J.P. Morgan Securities Inc., dated the date of this Agreement, to the effect that, as of such date the transactions contemplated hereby are fair from a financial point of view to the holders of Common Stock and a copy of such opinion will be provided to the Purchasers.

        3.28 BROKERS AND FINDERS. Neither the Company nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein except to J.P. Morgan Securities Inc. pursuant to the engagement letter dated June 14, 1999, and Banc of America Securities LLC pursuant to the engagement letter dated November 16, 1998. Copies of each such letters have been provided to the Purchasers.

        3.29 OFFERING OF SHARES. Neither the Company, directly or indirectly, nor any agent on its behalf, has offered or will offer or has solicited or will solicit an offer to acquire Equity in the Company from any Person so as to require registration of the issuance and sale of the Preferred Shares to be sold to the Purchasers under the circumstances contemplated by this Agreement under the provisions of Section 5 of the Securities Act.

        3.30 TRANSACTIONS WITH RELATED PARTIES. Except as set forth in the COMPANY SCHEDULE or in transactions that are immaterial or in the ordinary course of business and on arms-length terms, no Related Party (a) has borrowed money from, or loaned money to, the Company or its Subsidiaries, (b) has any contractual or other claims, express or implied, of any kind whatsoever against the Company or its Subsidiaries, (c) has any interest in any property or assets used by the Company or its Subsidiaries or (d) is or was a party to any oral or written agreement or is engaged in any other transaction with the Company or its Subsidiaries. With respect to Related Parties that are partnerships or corporations of which Vulcan owns greater than a 50% equity interest, this representation is made only to the Company's knowledge.

        3.31 BUSINESS ACTIVITIES. Since 1992, neither the Company nor any of its Subsidiaries is, or ever has been, involved in any line of business activities not described in the Company's SEC Filings.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

        Each of the A1 Preferred Stock Purchaser and the A2 Preferred Stock Purchaser individually and severally represents and warrants to, and agrees with, the Company as follows:



                                      23.

        4.1 ORGANIZATION, POWERS AND QUALIFICATIONS. It has been incorporated and is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. It has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith and to enter into this Agreement, to buy the shares specified herein and to carry out the provisions of this Agreement. It is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on such Purchaser or its subsidiaries taken as a whole or its ability to consummate the Transaction.

        4.2 AUTHORITY; BINDING EFFECT. It has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transaction. All necessary corporate action, required to have been taken by or on behalf of it by applicable law, its charter document or otherwise to authorize (a) the approval, execution and delivery on its behalf of this Agreement and (b) its performance of its obligations under this Agreement and the consummation of the Transaction have been taken. This Agreement constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except (A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (B) for the limitations imposed by general principles of equity.

        4.3 COMPLIANCE WITH LAWS. Except for applicable requirements under the Communications Act, state communications laws, the rules and regulations of the FCC, state regulatory laws and the expiration or termination of the waiting period under the HSR Act, no consent, approval or authorization of, or filing, registration, qualification, declaration or designation with, any Governmental Authority is required on its part as a condition to the valid execution and delivery of this Agreement and the purchase of the Preferred Shares in the manner contemplated by this Agreement, except where the absence of any such consent, approval or authorization of, or the failure to make any such filing, registration, qualification, declaration or designation with any Governmental Authority would not have a material adverse effect on it or its subsidiaries taken as a whole or its ability to consummate the Transaction.

        4.4 INVESTMENT REPRESENTATIONS. It understands that neither the Preferred Shares nor the Conversion Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"). It also understands that the Preferred Shares and the Conversion Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Each Purchaser, individually and severally, hereby represents and warrants as follows:

                (a) Taking into account the personnel and resources it can practically bring to bear on the purchase of the Preferred Shares contemplated hereby, it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Preferred Shares, including investments in securities issued by the Company, and has requested,



                                      24.

received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Preferred Shares.

                (b) It is acquiring its respective Preferred Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of the Preferred Shares and has no arrangement or understanding with any other persons regarding the distribution of the Preferred Shares.

                (c) It will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Preferred Shares except in compliance with the Securities Act, the rules and regulations promulgated thereunder and the terms and conditions hereof.

                (d) It is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

        4.5 INTERESTED STOCKHOLDER. The A1 Preferred Stock Purchaser represents and warrants that, in each case within the meaning of Section 203 of the DGCL:

                (a) at no time from three years prior to the time the Company's Board of Directors approved the transactions contemplated by this Agreement through the time of the signing hereof, has it or any "affiliate" or "associate" of it "owned" fifteen percent (15%) or more of the Company's "voting stock"; and

                (b) there are no facts, known to it that have not been disclosed to the Company that relate to whether it or any of its "affiliates" or "associates," directly or indirectly, through one or more intermediaries, "controls" or "controlled" or is or was "controlled by" or is or was "under common control with" the Company.

        4.6 PROXY STATEMENT. All information furnished in writing by it and its respective affiliates or associates, as those terms are defined in Rule 12b-2 under the Exchange Act, for inclusion in the Proxy Statement will not, at the date of mailing of the Proxy Statement to the stockholders of the Company, at the time of the Stockholders' Meeting or at the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which made, not misleading.

        4.7 ADDITIONAL INFORMATION. Each Purchaser that is subject to the reporting requirements of the Exchange Act individually and severally represents and warrants that the information contained in the following documents relating to it did not or will not, as the case may be, at the respective dates of filing with the Commission or, with respect to any proxy statement, the date of mailing to stockholders, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading:

                (a) its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (without exhibits), as amended;



                                      25.

                (b) its Quarterly Report on Form 10-Q for the three-month period ended March 31, 1999; and

                (c) all other documents, if any, filed by it with the Commission since January 1, 1999 and prior to the Closing pursuant to the reporting requirements of the Exchange Act.

SECTION 5. RESTRICTED SECURITIES; REGISTRATION RIGHTS.

        5.1     RESTRICTED SECURITIES.

                (a) Upon original issuance thereof, and until such time as the same is no longer required hereunder or under the applicable requirements of the Securities Act or applicable state securities or blue sky laws, any certificate issued representing any of the Preferred Shares or the Conversion Shares (including, without limitation, all certificates issued upon transfer or in exchange thereof or in substitution therefor) shall bear the following legend:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

                (b) The certificates representing the Preferred Shares or the Conversion Shares (including, without limitation, any certificate issued upon transfer or in exchange thereof or in substitution therefor) shall also bear any legend required under any applicable state securities or blue sky laws.

                (c) The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Preferred Shares in order to implement the restrictions on transfer set forth in this Section 5.1.

                (d) Each of the Purchasers shall submit any and all certificates representing Equity beneficially owned by such Purchaser or any of its Affiliates to the Company so that the legend or legends required by this
Section 5.1 may be placed thereon.

                (e) The Company shall not incur any liability for any delay in recognizing any transfer of Equity if the Company in good faith reasonably believes that such transfer may have been or would be in violation in any material respect of the provisions of the Securities Act, applicable state securities or blue sky laws, or this Agreement.

                (f)     After such time as any of the legends described by this
Section 5.1 are no longer required on any certificate or certificates representing the Preferred Shares or the Conversion Shares, upon the request of the respective Purchaser, the Company will cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear such legend.



                                      26.

        5.2 REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. The provisions of this Section 5 shall apply, to the full extent set forth herein with respect to the capital stock of the Company, to any and all securities of the Company or any successor to or assignee of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such securities, including, without limitation, in connection with any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, mergers, consolidations and the like occurring after the date hereof.

        5.3 REGISTRATION RIGHTS. At or prior to the Closing, the Company and the Purchasers shall enter into a restated registration rights agreement (the "Restated Registration Rights Agreement") providing for registration rights with respect to the Conversion Shares substantially in the form attached hereto as Exhibit B.

SECTION 6. COVENANTS OF THE PURCHASERS AND THE COMPANY.

        6.1     REGULATORY AND OTHER AUTHORIZATIONS.

                (a) Each party hereto agrees to use commercially reasonable efforts to comply with all legal requirements which may be imposed on such party with respect to the Transaction and to obtain all Authorizations, consents, orders and approvals of Governmental Authority and non-governmental third parties that may be or become necessary for (i) its respective execution and delivery of, and the performance of its respective obligations pursuant to this Agreement and (ii) the ownership of the Preferred Shares by the Purchasers, and each party will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals.

                (b) Notwithstanding anything else to the contrary contained in this Agreement, the Purchasers shall have no obligation to oppose, challenge or appeal any suit action or proceeding by any Governmental Authority, agency or tribunal, domestic or foreign or any order or ruling by any such body (i) seeking to restrain or prohibit or restraining or prohibiting the consummation of the Transaction, (ii) seeking to prohibit or limit or prohibiting or limiting the ownership, operation or control by the Company or its Subsidiaries, the Purchasers or any of their respective subsidiaries or any portion of the business or assets of the Company or its Subsidiaries or the Purchasers or any of their respective subsidiaries or seeking to compel or compelling the Company or its Subsidiaries or the Purchasers or any of their respective subsidiaries to dispose of, grant rights in respect of, or hold separate any portion of the business or assets of the Company or its Subsidiaries or the Purchasers or any of their respective subsidiaries. Neither the Company nor any of its Subsidiaries shall take or agree to take any of the actions described in the immediately preceding sentence without the prior written consent of the Purchasers.

        6.2 GOVERNMENTAL FILINGS. Each of the Company and the Purchasers agrees to make all of its respective necessary filings in connection with the Transaction under the HSR Act with the FCC and with all other appropriate regulatory bodies and to use its reasonable best efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested under each of such laws and shall otherwise cooperate with the applicable



                                      27.

Governmental Authority in order to obtain any required regulatory approvals in as expeditious a manner as possible.

        6.3 COMPLIANCE WITH ANTITRUST OR COMPETITION LAWS AND THE COMMUNICATIONS ACT. Each of the Company and the Purchasers shall use commercially reasonable efforts to resolve such objections, if any, as the Antitrust Division, the FTC, or the FCC may assert with respect to this Agreement and the transactions contemplated herein under applicable antitrust or competition laws, or the Communications Act, respectively. In the event that a suit is instituted by any Person or Governmental Authority challenging this Agreement and the transactions contemplated herein as violative of applicable antitrust or competition laws or the Communications Act, each of the Company and the Purchasers shall use commercially reasonable efforts to resist or resolve such suit. Notwithstanding the foregoing, in connection with any such objections of, or suit instituted by, the Antitrust Division, the FTC, or the FCC, none of the Purchasers nor the Company shall be required to dispose of any assets or to provide any undertakings or comply with any condition that, in their respective reasonable opinions, would materially diminish, taken as a whole, its or the Company's respective rights or protections (with respect to its investment, in the case of any Purchaser) under this Agreement, the Restated Certificate or materially and adversely affect their respective businesses taken as a whole.

        6.4 PUBLIC ANNOUNCEMENTS. No party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or the Transaction without prior consultation with the other parties as to the timing and contents of any such announcement as may be reasonable under the circumstances; provided, that nothing contained herein shall prevent any party from promptly making all filings with Governmental Authorities and all disclosure as may, in its good faith judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the Transaction (in which case the disclosing party shall advise the other parties and provide them with a copy of the proposed disclosure or filing prior to making the disclosure or filing).

        6.5 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the Transaction, including, without limitation, making application as soon as practicable hereafter for all consents and approvals required in connection with the Transaction and diligently pursuing the receipt of such consents and approvals in good faith thereafter and timely provide all notices required to be provided in connection with the Transaction.

        6.6 TAKEOVER STATUTE. If any takeover statute shall become applicable to the Transaction, the Company and each of the Purchasers and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the Transaction may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transaction.

        6.7 NOTIFICATION. Each party hereto shall, in the event of, or promptly after obtaining knowledge of the occurrence or threatened occurrence of, any fact or circumstance that would



                                      28.

cause or constitute a breach of any of its representations and warranties set forth herein, give notice thereof to the other parties and shall use its best efforts to prevent or promptly to remedy such breach, provided, however, that none of such notices shall be deemed to modify, amend or supplement the representations and warranties of the such party or the disclosure schedules of such party for the purpose of Sections 9 and 10 hereof.

        6.8 REASONABLE BEST EFFORTS. Subject to the fiduciary duties of the Company's Board of Directors, as determined by such directors in good faith after consultation with and receipt of advice from independent legal counsel, and except as otherwise provided herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, statutes, ordinances, codes, rules and regulations to consummate and make effective the Transaction in the most expeditious manner practicable, including but not limited to the satisfaction of all conditions to the Transaction set forth in Section 9 and 10, and to consummate the Transaction as promptly as practicable, but in no event later than February 1, 2000. Without limiting the foregoing, the Purchasers shall make commercially reasonable efforts to be legally qualified under the rules, regulations, and orders of the FCC and all other appropriate regulatory agencies in connection with the Transaction, to the extent legally required; provided, however, that the foregoing shall not require either of the Purchasers or any of their respective Affiliates to dispose of any asset or to provide any undertakings or take any action or comply with any condition that would reasonably be expected to materially diminish its or the Company's respective rights or protections (with respect to such Purchaser's investment) under this Agreement and the Restated Certificate or adversely affect its business or assets.

SECTION 7. COVENANTS OF THE COMPANY.

        7.1     ACCESS TO INFORMATION.

                (a) From the date of this Agreement until the Closing, the Company will, and will cause its Subsidiaries and its and their directors, officers, employees and agents to, afford to the Purchasers and their respective advisors, officers, employees and agents reasonable access at all reasonable times to its officers, employees, agents, properties, books, records and contracts and will furnish to the Purchasers and their respective advisors all financial, operating and other data and information as the Purchasers or their respective advisors may reasonably request in connection with the Transaction.

                (b) Between the date of this Agreement and the Closing Date, the Company agrees that the A1 Preferred Stock Purchaser shall be entitled to designate an observer to attend meetings of the Board of Directors of the Company; provided, however, that such observer shall be excluded from such meetings at all times during which the Board of Directors is discussing or considering the Transaction or any matter related thereto, any transaction competing with or in the alternative to the Transaction, and any other matter for which the attendance of such observer would not be in the best interests of the stockholders as determined by the Chief Executive Officer. The Company shall provide such observer with the same notice of meetings of the Board of Directors of the Company as that provided to directors.



                                      29.

        7.2 CONDUCT OF THE COMPANY'S BUSINESS. Between the date of this Agreement and the Closing Date, the Company will, and will cause its Subsidiaries to, conduct their respective businesses in the ordinary and normal course thereof, except as otherwise contemplated or permitted by this Agreement; and the Company and its Subsidiaries will use their commercially reasonable efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of those of its present officers, employees and consultants that are integral to the operation of its business as presently conducted and to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company and its Subsidiaries have significant business relations. By way of amplification and not limitation, except as otherwise expressly contemplated by this Agreement, the Company agrees on behalf of itself and its Subsidiaries that, without the prior written consent of the Purchasers, they will, between the date of this Agreement and the Closing Date:

                (a) not directly or indirectly do any of the following: (i) amend or propose to amend its Certificate of Incorporation or By-Laws except pursuant to Section 7.5; (ii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares; (iii) redeem, purchase, acquire or offer to acquire any shares of its capital stock; (iv) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets whether pursuant to any rights agreement, stock option plans described in the COMPANY SCHEDULE or otherwise, provided that the Company may grant new options under the Employee Stock Plans (A) as set forth on the COMPANY SCHEDULE in a manner consistent with past practices or (B) in accordance with Section 7.2(d)(iv), and issue shares of Company Common Stock pursuant to currently outstanding options referred to in the COMPANY SCHEDULE in response to Section 3.3 above; (v) accelerate, amend or change the period of exercisability of options or restricted stock granted under any of the Employee Stock Plans or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement; or
(vi) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (a);

                (b) not, directly or indirectly (i) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, limited liability company or other business organization or division thereof or make any equity investments therein; (ii) issue, sell, pledge, dispose of or encumber any assets (including without limitation licenses, Authorizations or rights) of the Company or its Subsidiaries or enter into any securitization transactions except for sales of inventory or immaterial amounts of assets in the ordinary course of business; (iii) incur any indebtedness for borrowed money or issue any debt securities; (iv) make any commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $500,000 except such as may be involved in ordinary repair, maintenance or replacement of its assets; (v) enter into or modify any material contract, lease or agreement except in the ordinary course of business and consistent with past practice; (vi) terminate, modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims, or forgive, cancel or compromise any material debts, claims or rights not in the ordinary course of business or except as expressly provided herein; or



                                      30.

(vii) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b);

                (c) not, directly or indirectly (i) initiate any litigation or arbitration proceeding, or settle a litigation or arbitration proceeding or enter into a consent decree, or series of related litigation or arbitration proceedings or consent decrees, that results in payments aggregating more than $100,000 or deprives either of the Purchasers of a benefit of this Agreement,
(ii) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than as required by GAAP or in the ordinary course of business pursuant to arm's length transactions on commercially reasonable terms, (iii) make any material change to their respective accounting methods, principles or practices other than as required by GAAP, or (iv) settle or compromise any Tax liability, or prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods;

                (d) not, directly or indirectly, (i) except in the ordinary course of business and consistent with past practice grant any increase in the salary or other compensation of its employees or grant any bonus to any employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or employee of the Company; (ii) take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Company or to increase the benefits payable under its severance or termination pay practices; (iii) adopt or amend, in any respect, except as may be required by applicable law or regulation, any bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees; or (iv) hire any management-level employee or engage any consultant with total annual aggregate compensation (including any options as determined by Black-Scholes or another generally accepted method of valuation) in excess of $150,000; and

                (e) not, directly or indirectly, take (and will use reasonable efforts to prevent any Affiliate of the Company from taking) or agree in writing or otherwise to take, (i) any of the actions described in this
Section 7.2, (ii) any action which would make any of the Company's representations or warranties in this Agreement, if made on and as of the date of such action or agreement, untrue or incorrect in any material respect, or
(iii) any action which could prevent it from performing, or cause it not to perform, its obligations under this Agreement.

        Notwithstanding the foregoing, the Company may incur such unsecured or secured indebtedness to the Principal Stockholder as may be necessary or desirable to finance its operations. All such financing will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

        7.3     NO SOLICITATION.

                (a) From and after the date of this Agreement, the Company agrees that neither the Company nor any of its Subsidiaries nor any of the respective officers and directors



                                      31.

of the Company or any of its Subsidiaries shall, and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) ("Representatives") not to,
(i) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers ("Acquisition Proposals") from any third party relating to (A) any acquisition or purchase of assets of the Company and its Subsidiaries other than in the ordinary course of business consistent with past practice, (B) the purchase of any equity security (including, without limitation, any debt entitled to vote in the election of directors), of the Company or any of its Subsidiaries (including a self tender offer) or any security that is convertible, exchangeable or exercisable for any such equity security, (C) any Business Combination, any merger, consolidation, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, or (D) any other transaction the consummation of which would, or could reasonably be expected to impede, interfere with, prevent or materially delay the Transaction or which would, or could reasonably be expected to, materially dilute the benefits to the Purchasers of the Transaction (each of the foregoing items set forth in (A) through (D), an "Alternative Transaction"), or agree to or endorse any Alternative Transaction, or (ii) engage in any discussions relating to any Acquisition Proposal, or (iii) enter into any agreement with respect to, agree to, approve or recommend any Acquisition Proposal except to the extent legally required for the discharge by the Board of Directors of the Company of its fiduciary duties under applicable law, provided, however, that notwithstanding any other provision hereof, the Company may, (A) at any time prior to the time the Company's stockholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party (and may furnish such third party information concerning the Company and its business, properties and assets to such party) who (without any solicitation, initiation, encouragement, discussion or negotiation relating to an Acquisition Proposal, directly or indirectly, by or with the Company or the Representatives after the date hereof) makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that, (1) the third party has first made an Acquisition Proposal that (as determined in good faith in each case by the Company's Board of Directors after consultation with its financial advisors and taking into account the long term strategic benefits) (I) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person making the Acquisition Proposal, and (II) would, if consummated, result in a transaction or transactions more favorable from a financial point of view to the holders of Company Common Stock than the Transaction (such an Acquisition Proposal, a "Superior Proposal"), and the Company's Board of Directors shall conclude in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law, and (2) prior to furnishing such information to or entering into discussions or negotiations with such third party, the Company receives from such third party an executed confidentiality agreement requiring the third party to keep confidential any and all confidential information received from the Company, and
(3) the Company shall have fully complied with this Section 7.3; (B) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, and/or (C) accept a Superior Proposal from a third party, provided the Company first terminates this Agreement pursuant to Section 11.1(h) hereof.



                                      32.

                (b) Upon execution and delivery of this Agreement, the Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by the Company or its Representatives with respect to the foregoing. The Company shall notify the Purchasers orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the Person making it), within 24 hours of the receipt thereof, shall keep the Purchasers informed of the status and terms of any such inquiry, offer or proposal, and shall give the Purchasers at least one Business Day prior written notice of (i) any meeting of the Board of Directors of the Company to take any action with respect to an Acquisition Proposal or to withdrawing or modifying, in a manner adverse to either Purchaser, its recommendation to the Company's stockholders in favor of approval of the Transaction, and (ii) any agreement to be entered into with any Person making such inquiry, offer or proposal.

                (c) Prior to accepting a Superior Proposal, the Company shall, and shall cause its financial and legal advisors to, negotiate in good faith with each of the Purchasers, for a period of not less than three days, to make such changes to the terms and conditions of this Agreement as would enable the Company to proceed with the Transaction and shall proceed with the Transaction, as so modified, if the Board of Directors of the Company determines that such Superior Proposal no longer constitutes a Superior Proposal.

                (d) During the period from the date of this Agreement through the Closing Date, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party. During such period, the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

        7.4     STOCKHOLDERS' MEETING.

                (a) As promptly as practicable after the date hereof, the Company shall take all action necessary in accordance with Rules 14a-1 et. seq. of the Exchange Act, the rules of the Nasdaq National Market, the DGCL, and its Certificate of Incorporation and By-laws to call, give notice of, convene and hold a meeting of all the outstanding shares of the Company's capital stock (such meeting and any continuation thereof, the "Stockholders' Meeting") as promptly as practicable (unless such date shall be delayed due to circumstances reasonably beyond the control of the parties) to consider and vote upon the approval and adoption of this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary or desirable. Subject to the fiduciary duties of the Board of Directors under applicable law, as determined by such directors in good faith after consultation with and receipt of advice from independent legal counsel, the Board of Directors of the Company shall use its reasonable best efforts to solicit and secure from its stockholders such approval and adoption of this Agreement and the Transaction, which efforts may include, without limitation, soliciting stockholder proxies therefor and to advise the other party upon its request, from time to time, as to the status of the stockholder vote then tabulated.



                                      33.

                (b) As promptly as reasonably practicable after the date hereof, the Company shall prepare and file with the SEC pursuant to the Exchange Act and, as promptly as practicable after the receipt of comments from the SEC staff with respect thereto and to any required or appropriate amendments thereto, shall mail to the stockholders entitled to vote thereon a proxy statement (as amended or supplemented, the "Proxy Statement") in connection with the Stockholders' Meeting to consider proposals (the "Proposals") concerning (i) the approval of this Agreement and the Transaction, including, without limitation, the issuance and sale of the Preferred Shares (the "Transaction Proposal"), and (ii) the adoption of the Restated Certificate (the "Restated Certificate Proposal"). The Proxy Statement shall contain the recommendation of the Board of Directors of the Company that the stockholders approve the Proposals, unless otherwise legally required for the discharge by the Board of Directors of its fiduciary duties, under applicable law, as determined by such directors in good faith after consultation with and receipt of advice from independent legal counsel. The Company shall notify the Purchasers promptly of the receipt by it of any comments from the SEC or its staff and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and will supply the Purchasers with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC or the members of its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement.

                (c) The Proxy Statement, as of the date thereof and as of the date of the Stockholders' Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading, provided, however, that the foregoing shall not apply to any investment bank's fairness opinion included therein or to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the Purchasers furnished to the Company by the Purchasers specifically for use in the Proxy Statement. The Proxy Statement shall not be filed, and no amendment or supplement to the Proxy Statement will be made, by the Company without consultation with the Purchasers and their counsel.

                (d) The Company shall promptly advise the Purchasers if the Board of Directors of the Company determines to withdraw or modify in a manner adverse to the Purchasers its recommendation to approve the Proposals.

        7.5 CHARTER AMENDMENTS. On or before the Closing Date, following the approval of the Proposals by the stockholders of the Company at the Stockholders' Meeting, the Company will use its reasonable best efforts to cause the Restated Certificate, substantially in the form of Exhibit A attached hereto, to be filed with the Secretary of State of the State of Delaware; provided, however, that nothing contained in this Agreement shall require such Restated Certificate to be filed on behalf of or by the Company prior to the time that all conditions set forth in Sections 9 and 10 (other than those related to such filing or such adoptions) have been satisfied or waived. The Company covenants and agrees that, on or before the Closing Date, it shall not cause any amendment to be made to its charter documents other than the amendments set forth in the Restated Certificate, and the Board of Directors of the Company shall not cause any amendments to be made to the By-laws of the Company, in either case without the prior consent of the Purchasers.



                                      34.

        7.6 SUBSEQUENT FINANCIAL STATEMENTS. Prior to the Closing Date, the Company will consult with the Purchasers prior to (a) making publicly available its financial results for any period and (b) the filing of, and will timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K and all other reports required to be filed by such Party under the Exchange Act and the rules and regulations promulgated thereunder and will promptly deliver to the other copies of each such report filed with the SEC.

        7.7 CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give the Purchasers, directly or indirectly, the right to control or direct the Company's operations prior to the Closing Date. Prior to the Closing Date, each of the Company and Purchasers shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

        7.8 ACCESS TO INFORMATION. After the Closing, the Company will permit representatives of the Purchasers at their expense to visit and inspect all properties, books and records of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company with the principal officers of the Company, its attorneys and auditors, all at such reasonable times and as often as may reasonably be requested in order to enable the Purchasers to reasonably monitor their investment in the Company, and to provide such other access and information as may be reasonably required to enable the Purchasers to comply with applicable requirements of U.S. securities laws, generally accepted accounting principles and requirements of Governmental Authorities, subject to reasonable and appropriate confidentiality agreements pursuant to which any such information received or otherwise obtained shall be held in confidence and subject to the terms of any confidentiality agreements with third parties to which the Company or any of its Subsidiaries is subject, unless and to the extent that, in connection with a Federal government contract, an agency of the Federal government or a contractor requires the Company or any of its Subsidiaries to restrict access to any properties or information reasonably related to such contract on the basis of applicable laws and regulations with respect to national security matters and unless and to the extent that other Requirements of Law require the Company to restrict access to any properties or information.

        7.9 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Shares for (a) the development and deployment of Ricochet 2 technology; (b) working capital and general corporate purposes related to network deployment and operation; and (c) repayment of outstanding loans when due.

SECTION 8. COVENANTS OF THE PURCHASERS.

        8.1 PROXY INFORMATION. Each Purchaser represents, warrants, covenants and agrees that (a) it will provide to the Company for inclusion in the Proxy Statement all information concerning it and its Affiliates requested by the Company and necessary for the preparation of such Proxy Statement and (b) such information will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements, in light of the circumstances under which they are made, not misleading.



                                      35.

SECTION 9. CONDITIONS TO THE PURCHASERS' OBLIGATIONS.

        Each Purchaser's obligation to purchase and pay for the Preferred Shares is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

        9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Section 3 hereof shall be true and correct when made, and (except for Sections 3.10(a) and (b) and for a threatened or pending suit, action, proceeding, injunction or judgment that challenges the Transaction which is covered in Section 9.10 and except to the extent such representations speak to an earlier date) shall be true and correct at and as of the Closing Date, as though made on and as of the Closing Date, in each case except for changes or differences that result from actions or events contemplated by this Agreement or that would not have a Company Material Adverse Effect.

        9.2 AGREEMENTS AND CONDITIONS. The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein that are required to be performed or complied with by it on or before the Closing Date, except for failures to so perform or comply that would not have a Company Material Adverse Effect. The Company shall have obtained any and all consents, permits and waivers from any third parties necessary for the consummation of the Transaction, except for failures to obtain consents, permits or waivers that would not have a Company Material Adverse Effect.

        9.3 REGULATORY APPROVALS. All required consents and approvals from the FCC shall have been obtained pursuant to an FCC Order, free of any special condition adverse to the Purchasers, provided that in the event that no petitions have then been filed against the assignment application, this condition shall be deemed met 30 days after the FCC's initial grant of approval of the assignment. All other regulatory, governmental, judicial or other third-party approvals, consents or waivers necessary with respect to the consummation of the transactions contemplated by this Agreement shall have been obtained or waived and the waiting period under the HSR Act shall have expired or been terminated. No Governmental Authorities shall have terminated or overtly threatened to terminate any right of way, wired access point or utility agreements, except such that, individually or in the aggregate, would not deprive the Purchasers of the material benefits of this Agreement, it being understood that this is a higher standard than "Company Material Adverse Effect" and, without limiting the foregoing, the termination or overtly threatened termination of any one such agreement would not alone be deemed to deprive the Purchasers of the material benefits of this Agreement. The Purchasers and any permitted assignee thereof shall be legally qualified under the rules, regulations, and orders of the FCC and all other appropriate regulatory agencies in connection with the Transaction.

        9.4 PURCHASE OF SHARES NOT ENJOINED. The purchase of the Shares by the Purchasers shall not have been enjoined (temporarily or permanently) as of the Closing Date.

        9.5 STOCKHOLDER APPROVAL. At the Stockholders' Meeting, the stockholders of the Company shall have approved (a) the Transaction Proposal by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on such proposal and (b) the Restated Certificate Proposal by the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock.



                                      36.

        9.6 OTHER AGREEMENTS. The Restated Registration Rights Agreement shall have been executed by the relevant parties (other than the Purchasers) and delivered to the Purchasers, and all actions required to have been taken thereunder on or prior to the Closing hereunder shall have been accomplished (other than the Closing under this Agreement).

        9.7 SECTION 203. The Board of Directors of the Company shall have taken appropriate action so that, if the Closing occurs, the provisions of
Section 203 of the DGCL restricting "business combinations" with "interested stockholders" (each as defined in such Section 203) will not apply to the Purchasers.

        9.8 NASDAQ NOTIFICATION. The Company shall have provided notification of the proposed issuance of the Shares to the Nasdaq pursuant to Schedule D to the By-Laws of the NASD, and Nasdaq shall not have objected to the proposed issuance or notified the Company that its Common Stock may be delisted from Nasdaq National Market.

        9.9     OPINIONS OF COUNSEL.

                (a) The Company shall have delivered to the Purchasers an opinion of Cooley Godward LLP, counsel to the Company, substantially in the form attached as Exhibit C hereto.

                (b) The Company shall have delivered to the Purchasers an opinion of Shook, Hardy & Bacon L.L.P., FCC counsel to the Company, substantially in the form attached as Exhibit D hereto.

        9.10 NO PENDING LITIGATION. No suit, action or other proceeding, or injunction or judgment relating thereto, shall be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the Transactions, and no investigation that would reasonably be expected to result in any such suit, action or proceeding shall be pending or, to the knowledge of the Company, threatened, in each case, which either Purchaser determines, in good faith and after consultation with and receipt of advice from independent legal counsel, is reasonably likely to result in a monetary loss in excess of $15 million or to deprive either of the Purchasers of a material benefit of this Agreement.

        9.11 MINIMUM PURCHASE. The Purchasers shall have tendered, and the Company shall have accepted, in the aggregate at the Closing, consideration of not less than $600,000,000 for the purchase of the Preferred Shares.

SECTION 10. CONDITIONS TO THE COMPANY'S OBLIGATIONS.

        The Company's obligation to sell the Preferred Shares to the Purchasers is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

        10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Section 4 hereof shall be true and correct when made and (except to the extent such representations speak to an earlier date) shall be true and correct at and as of the Closing Date, as though made on and as of the Closing Date, except for changes or differences that would not impair the ability of the Purchasers to consummate the Transaction.



                                      37.

        10.2 AGREEMENTS AND CONDITIONS. Each of the Purchasers shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein that are required to be performed or complied with by it on or before the Closing Date, except for failures to perform that would not impair the ability of the Purchasers to consummate the Transaction. Each of the Purchasers shall have obtained any and all consents, permits and waivers from any third parties necessary for the consummation of the Transaction, except for failures to obtain consents, permits or waivers that would not impair the ability of the Purchasers to consummate the Transaction.

        10.3 GOVERNMENTAL APPROVALS. If required, an FCC Order shall have been obtained, which has not been revoked or stayed as of the Closing Date and the waiting period under the HSR Act shall have expired or been terminated, provided that such governmental approvals shall not be deemed to have been obtained for purposes hereof if such governmental approvals contain a condition or restriction that would materially and adversely affect the business of the Company and its Subsidiaries, taken as a whole, or, in the reasonable opinion of the Company, would materially diminish, taken as a whole, the Company's rights or protections under this Agreement.

        10.4 SALE OF SHARES NOT ENJOINED. The sale of the Preferred Shares by the Company shall not have been enjoined (temporarily or permanently) as of the Closing Date.

        10.5 STOCKHOLDER APPROVAL. At the Stockholders' Meeting, the stockholders of the Company shall have approved (a) the Transaction Proposal by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on such proposal and (b) the Restated Certificate Proposal by the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares Common Stock.

        10.6 OTHER AGREEMENTS. The Restated Registration Rights Agreement shall have been executed by the relevant parties (other than the Company) and delivered to the Company, all actions required to have been taken thereunder on or prior to the Closing hereunder shall have been accomplished (other than the Closing under this Agreement).

        10.7 OPINIONS OF COUNSEL. The Purchasers shall have delivered to the Company opinions of counsel substantially in the form attached as Exhibit E hereto.

SECTION 11. TERMINATION.

        11.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated (by written notice by the terminating party to the other party) and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

                (a) by mutual written consent of the Company and each of the Purchasers;

                (b) by either of the Purchasers or by the Company if the Closing shall not have been consummated on or before February 1, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;



                                      38.

                (c) by either of the Purchasers or by the Company if a Governmental Authority or arbitrator shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                (d) by the Company or either Purchaser if an FCC Order shall be permanently and unconditionally denied;

                (e) by either Purchaser if the Company shall have breached, or failed to comply with, any of its obligations under this Agreement or any representation or warranty made by the Company shall have been incorrect when made or shall have since ceased to be true and correct, except for Section 3.10(a) and (b) and for a threatened or pending suit, action, proceeding, injunction or judgment that challenges the Transaction which is covered in
Section 9.10 and except as a result of actions or events contemplated by this Agreement, and such breach, failure or misrepresentation is not cured within 30 days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate, result or would reasonably be expected to result in a Company Material Adverse Effect, and by the Company if either Purchaser shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by either Purchaser shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within 30 days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate, result or would reasonably be expected to materially impair the ability of either of the Purchasers to consummate the Transaction;

                (f) by either Purchaser if the Board of Directors of the Company or any committee of the Board of Directors of the Company (i) shall withdraw or modify in any manner adverse to the Purchasers its approval or recommendation of this Agreement, (ii) shall fail to reaffirm such approval or recommendation within 10 days after either Purchaser's request, (iii) shall approve or recommend that the stockholders of the Company approve any Alternative Transaction, (iv) shall have (A) recommended that the stockholders of the Company tender their shares in a tender offer or exchange offer (other than by such Purchaser or an Affiliate thereof) or (B) publicly announced its intention to take no position with respect to such tender or exchange offer or
(C) caused a registration statement to be filed with respect thereto, or (v) shall resolve to take any of the actions specified in this clause (f);

                (g) by either of the Purchasers or the Company if the Stockholders shall fail to approve the Proposals at the Stockholders' Meeting, including any adjournments thereof;

                (h) by the Company, at any time prior to adoption of this Agreement by the Stockholders of the Company, if the Board of Directors of the Company shall approve a Superior Proposal; provided, however, that (i) the Company shall have complied with Section 7.3 (including subsections (b) and (c) thereof) and (ii) the Company shall have made the payment of the termination fee required by Section 11.2.



                                      39.

        11.2    EFFECT OF TERMINATION.

                (a) In the event of termination of this Agreement as provided in Section 11.1 hereof, this Agreement shall forthwith terminate and, except for liabilities arising prior to or as a result of the termination, there shall be no liability on the part of any of the parties, except as set forth in Sections 11.2(b) and 11.2(c) hereof.

                (b) If this Agreement (i) is terminated by either Purchaser pursuant to Section 11.1(f) hereof or by the Company pursuant to Section 11.1(h) hereof; (ii) is terminated as a result of the Company's breach of Section 7.3 hereof which is not cured within 10 days after notice thereof to the Company; or
(iii) is terminated by either of the Purchasers or by the Company pursuant to
Section 11.1(g) and either (A) at the time of such termination pursuant to
Section 11.1(g) or prior to the Stockholders' Meeting there shall have been an Acquisition Proposal (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination or of the Stockholders' Meeting), or (B) within one year after termination of the Agreement pursuant to Section 11.1(g) the Company shall have entered into an agreement with respect to, or consummated, an Alternative Transaction, the Company shall pay to the Purchasers (to be divided in proportion to the number of Preferred Shares to be purchased by each) a cash termination fee of $10,000,000 (the "Termination Fee") within one Business Day after such termination or, in the case of 11.2(b)(iii)(B), within one Business Day after entering into an agreement with respect to, or consummating, an Alternative Transaction.

                (c) If the Company fails to promptly pay the Termination Fee due under Section 11.2(b), the Company shall pay the costs and expenses (including reasonable legal and expert fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the Interest Rate from the date such fee was required to be paid.

SECTION 12. MISCELLANEOUS.

        12.1 NOTICES. All notices, demands, requests, certificates or other communications under this Agreement shall be in writing and shall be telegraphed, mailed by certified or registered mail with charges prepaid, hand delivered or sent by facsimile transmission, by tested or otherwise authenticated telex or cable or by commercial courier guaranteeing next Business Day delivery:

                (a)     if to the Company: Metricom, Inc.
                                           980 University Avenue
                                           Los Gatos, CA  95032
                                           Attn: Timothy A. Dreisbach, President
                                                 and Chief Executive Officer
                                                 Phone: (408) 399-8637
                                                 Fax:   (408) 399-8274



                                      40.

                        with a copy to:    Cooley Godward LLP
                                           One Maritime Plaza
                                           20th Floor
                                           San Francisco, CA 94111-3580
                                           Attn: Kenneth L. Guernsey
                                                 Phone: (415) 693-2091
                                                 Fax:   (415) 951-3699

                (b)     if to the A1 Preferred Stock Purchaser:
                                           MCI WorldCom, Inc.
                                           3060 Williams Drive, Suite 600
                                           Fairfax, VA  22031
                                           Attn: Robert M. Finch,
                                                 Vice President- Strategic
                                                 Development
                                                 Phone: (703) 206-5669
                                                 Fax:   (703) 645-4637

                        with a copy to:    MCI WorldCom, Inc.
                                           10777 Sunset Office Drive, Suite 330
                                           St. Louis, MO  63127
                                           Attn:  P. Bruce Borghardt, Esq.
                                                  General Counsel-Corporate
                                                  Development
                                                  Phone: (314) 909-4100
                                                  Fax:   (314) 909-4101

                (c)     if to Vulcan:      Vulcan Northwest, Inc.
                                           110 110th Avenue Northeast, Suite 550
                                           Bellevue, WA  98004
                                           Attn:  William D. Savoy, President
                                                  Phone: (425) 453-1940
                                                  Fax:   (425) 453-1985

                        with a copy to:    Irell & Manella
                                           1800 Avenue of the Stars, Suite 900
                                           Los Angeles, CA  90067
                                           Attn:  Alvin Segel, Esq.
                                                  Phone: (310) 203-7069
                                                  Fax:   (310) 284-3052

Any notice delivered after business hours or on a Saturday, Sunday or legal holiday at the place designated in such delivery shall be deemed for purposes of computing any time period hereunder to have been delivered on the next Business Day.

        12.2 EXPENSES. Each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred in connection with this Agreement or the other agreements contemplated hereby and the Transaction.



                                      41.

        12.3 BENEFITS; ASSIGNMENT. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns; however, except as expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (a) by the Company under any circumstances (other than as provided in Section 5.2) or (b) by either of the Purchasers, except (i) to an Affiliate of such Purchaser, provided that the Purchaser (A) shall remain liable for the performance by any such Affiliate of its obligations under this Agreement, and (B) shall act as agent for any and any such Affiliate in connection with the receipt or giving of any and all notices under this Agreement and (ii) any Purchaser may assign its rights under the Restated Registration Rights Agreement as provided therein. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, remedies or obligations under or by reason of this Agreement.

        12.4    ENTIRE AGREEMENT; AMENDMENT AND WAIVER.

                (a) This Agreement (which includes the Schedules and Exhibits hereto) and the Restated Registration Rights Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof except for those written agreements or understandings executed in writing by a duly authorized officer of each party subsequent date hereof.

                (b) This Agreement may not be amended, changed, supplemented, waived or otherwise modified except by an instrument in writing signed by the party against which enforcement is sought. Any waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

        12.5 HEADINGS. The headings in this Agreement are for convenience only and shall not affect the construction hereof.

        12.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE AS TO MATTERS BETWEEN THE COMPANY AND ITS STOCKHOLDERS AND OTHER MATTERS OF CORPORATE GOVERNANCE AND, AS TO ALL OTHER MATTERS, WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA AND THE FEDERAL LAWS OF THE UNITED STATES.

        12.7    REMEDIES.

                (a) The Company and each of the Purchasers acknowledges that the other parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms, and it is therefore agreed that each of the Purchasers and the Company, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, subject to Section 12.8, enjoining any such breach and enforcing specifically the terms and provisions



                                      42.

hereof, and each of the Purchasers and the Company hereby waive any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. Notwithstanding anything to the contrary contained herein, any action that the Company or the Board of Directors of the Company is required to take or is prohibited from taking pursuant to an order of a court shall not give rise to a breach of this Agreement, provided that (i) the Company is not prior to such order in breach of this Agreement with respect to such action and (ii) the Company has used reasonable efforts in good faith (including, without limitation, the taking of any appropriate appeals) to resist the imposition of such order.

                (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        12.8 SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE PURCHASERS AND THE COMPANY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF BROUGHT BY THE OTHER PARTY HERETO OR ITS SUCCESSORS OR ASSIGNS, MAY BE BROUGHT AND DETERMINED IN THE SUPREME COURT OF THE STATE OF COLORADO IN DENVER, COLORADO OR IN THE UNITED STATES DISTRICT COURT FOR COLORADO, AND EACH OF THE PURCHASERS AND THE COMPANY HEREBY IRREVOCABLY SUBMITS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PURCHASERS AND THE COMPANY HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE DEFENSE OF SOVEREIGN IMMUNITY, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON OTHER THAN THE FAILURE TO SERVE PROCESS IN ACCORDANCE WITH THIS SECTION 12.8, THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE), AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT THE SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS AND FURTHER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BENEFIT OF ANY DEFENSE THAT WOULD HINDER, FETTER OR DELAY THE LEVY, EXECUTION OR COLLECTION OF ANY AMOUNT TO WHICH THE PARTY IS ENTITLED PURSUANT TO THE FINAL JUDGMENT OF ANY



                                      43.

COURT HAVING JURISDICTION. EACH OF THE PURCHASERS AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED AIRMAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, SUCH SERVICE OF PROCESS TO BE EFFECTIVE UPON ACKNOWLEDGMENT OF RECEIPT OF SUCH REGISTERED MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT OF EITHER PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OTHER PARTY IN ANY OTHER JURISDICTION IN WHICH THE OTHER PARTY MAY BE SUBJECT TO SUIT. THE PURCHASERS EXPRESSLY ACKNOWLEDGE THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATES OF CALIFORNIA AND COLORADO AND OF THE UNITED STATES OF AMERICA, PROVIDED THAT THE PURCHASERS' CONSENT TO JURISDICTION AND SERVICE CONTAINED IN THIS SECTION 12.8 IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS
SECTION 12.8 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO SAID COURTS OR IN THE STATE OF COLORADO OTHER THAN FOR SUCH PURPOSE.

        12.9 SEVERABILITY. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        12.10 EXECUTION AND DELIVERY. This Agreement may be executed and delivered either originally by facsimile in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

        12.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein and in any certificates, schedules or statements furnished pursuant hereto shall survive the execution of this Agreement and shall expire as of and be of no further force or effect after the Closing.

        12.12   WAIVER OF RIGHT TO SUBSCRIBE FOR ADDITIONAL SHARES. Pursuant to
Section 6.3 of that certain Common Stock Purchase Agreement, dated as of October 10, 1997, between the Company and Vulcan (the "Vulcan Agreement"), Vulcan hereby waives any right it may have under the Vulcan Agreement, as a result of or in connection with the Transaction, to receive further notice of the proposed Transaction, to subscribe for or purchase any additional shares of capital stock of the Company (other than the A2 Preferred Shares to be purchased in the Transaction under this Agreement) or to purchase shares on different terms and conditions.

        12.13   VOTING OBLIGATION.

                (a)  Vulcan hereby agrees that, until the earlier to occur of
(a) the termination of this Agreement pursuant to Section 11.1 hereof (b) or the Closing Date, it will vote all Voting Securities of the Company beneficially owned by it in favor of the Proposals at the Stockholders' Meeting and against any Alternative Transaction; provided, however, that this Section shall not preclude Vulcan from voting any of its Voting Securities in favor of any proposals to amend any Employee Stock Plans.

                (b) Vulcan shall not sell, transfer or otherwise dispose of any of the Voting Securities beneficially owned by it as of the date hereof prior to the earlier to occur of (i) the termination of this Agreement pursuant to
Section 11.1 hereof or (ii) the Closing Date; provided, however, that Vulcan shall not be prohibited by this Section 12.13(b) from a disposition of any of its shares if, in each case, the transferee of such shares agrees to be bound by this Section 12.13 and agrees that such limitations shall apply to all of its transferees.

                                      44.

              SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have executed this Preferred Stock Purchase Agreement as of June 20, 1999.

                                        METRICOM, INC.

                                        By: /s/ Timothy A. Dreisbach
                                           -------------------------------------
                                           Name:  Timothy A. Dreisbach
                                           Title: President and
                                                  Chief Executive Officer


                                        MCI WORLDCOM, INC.

                                        By: /s/ John W. Sidgmore
                                           -------------------------------------
                                           Name:  John W. Sidgmore
                                           Title: Vice Chairman


                                        VULCAN VENTURES INCORPORATED

                                        By: /s/ William D. Savoy
                                           -------------------------------------
                                           Name:  William D. Savoy
                                           Title: President

                                    EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 METRICOM, INC.


        Timothy A. Dreisbach and Dale W. Marquart hereby certify that:

        ONE:    The original name of this corporation is Metricom, Inc., and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is October 24, 1991.

        TWO:    They are the duly elected and acting President and Secretary, respectively, of Metricom, Inc., a Delaware corporation.

        THREE: The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                                       I.

        The name of the corporation is METRICOM, INC. (the "Corporation" or the "Company").

                                       II.

        The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                                      III.

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

        A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is two hundred thirty million (230,000,000) shares, one hundred fifty million (150,000,000) shares of which shall be Common Stock (the "Common Stock") and eighty million (80,000,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of one tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one tenth of one cent ($0.001) per share.

        B. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the



                                       1.

affirmative vote of the holders of a majority of the stock of the Corporation (voting together on an as-if-converted basis).

        C. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Restated Certificate of Incorporation, to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such Series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series prior or subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        D. Thirty-six million (36,000,000) of the authorized shares of Preferred Stock are hereby designated "Series A1 Preferred Stock" (the "Series A1 Preferred") and thirty-six million (36,000,000) of the authorized shares of Preferred Stock are hereby designated "Series A2 Preferred" (the "Series A2 Preferred").

        E. The rights, preferences, privileges, restrictions and other matters relating to the Series A1 Preferred are as follows:

                1.      DIVIDEND RIGHTS.

                        a. The holders of record of shares of Series A1 Preferred shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the payment of dividends, cumulative dividends payable, at the option of the Company, in cash or additional shares of Series A1 Preferred, at the annual rate per share of six and one-half percent (6.5%) of the Original Issue Price of the Series A1 Preferred (as adjusted for any stock dividend, split, combination or other similar event with respect to such shares). Dividends shall be payable annually, in arrears, on the 15th day of December in each year (each such date being referred to herein as a "Series A1 Preferred Dividend Payment Date"), commencing on the first Series A1 Preferred Dividend Payment Date which is at least fifteen
(15) days after the date that the first share of Series A1 Preferred is issued. The rights of the holders of Series A1 Preferred to additional cumulative dividends under this paragraph (a) shall terminate on the third anniversary of the date that the first share of Series A1 Preferred was issued (the "Series A1 Preferred Dividend Termination Date"). The "Original Issue Price" of the Series A1 Preferred shall be ten dollars ($10.00). Dividends payable to the holders of the Series A1 Preferred shall be payable prior and in preference to any dividends to the holders of Series A2 Preferred and Common Stock.

                        b. Dividends payable pursuant to paragraph (a) of this Section 1 shall begin to accrue on each share of Series A1 Preferred on a daily basis and shall be cumulative from the date that the first share of Series A1 Preferred is issued (the "Series A1 Preferred Original Issue Date"), whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve (12) 30-day months and a 360-day year. Accrued but



                                       2.

unpaid dividends shall not bear interest. Dividends paid on the shares of Series A1 Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of the Series A1 Preferred at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A1 Preferred entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.

                        c. Unless accrued dividends payable pursuant to paragraph (a) on all outstanding shares of Series A1 Preferred shall have been fully paid for all past dividend periods and the full dividends thereon payable pursuant to paragraph (a) for the dividend period current at the time shall have been paid or declared and funds set apart therefor, no dividend shall be paid upon or declared or set apart for the Series A2 Preferred or (except a dividend payable in Common Stock) for the Common Stock (collectively, the "Junior Stock").

                        d. Following the Series A1 Preferred Dividend Termination Date, dividends shall be payable on the Series A1 Preferred only when, as and if declared by the Board of Directors. Except as otherwise set forth in this Section 1, holders of Series A1 Preferred shall not be entitled to receive any dividends, whether in cash or property.

                2.      VOTING RIGHTS.

                        a. GENERAL RIGHTS. The Series A1 Preferred shall not have any voting rights, except as otherwise provided herein or as required by law.

                        b. SEPARATE VOTES OF SERIES A1 PREFERRED. For so long as more than seven million five hundred thousand (7,500,000) shares of Series A1 Preferred (subject to adjustment for any stock dividend, split, combination or other similar event with respect to such shares) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series A1 Preferred shall be necessary for effecting or validating the following actions:

                                (i)     Any amendment, alteration, or repeal of
any provision of the Restated Certificate of Incorporation of the Company (including any filing of a Certificate of Designation), that alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series A1 Preferred so as to affect the Series A1 Preferred adversely in a manner different from other classes or series of stock;

                                (ii)    Any issuance of any new class or series
of stock or any other equity securities of the Company, in each case ranking senior to the Series A1 Preferred in right of liquidation preference or dividends or any issuance of debt securities of the Company convertible into equity securities of the Company at a conversion price below the Original Issue Price of the Series A1 Preferred (as adjusted for any stock dividend, split, combination or other similar event with respect to such shares);

                                (iii)   Any redemption or repurchase of Junior
Stock, except for (A) acquisitions of Junior Stock (not to exceed one percent (1%) per year of the total of the then-



                                       3.

outstanding Common Stock of the Company, determined on a fully diluted basis) by the Company at cost (plus an interest factor not to exceed ten percent (10%) per annum if applicable), pursuant to compensatory plans or agreements which permit the Company to repurchase such shares upon termination of services to the Company or (B) redemptions of the Series A2 Preferred pursuant to the terms of Section F.5. hereof; or

                                (iv)    Any declaration or payment of any
dividend on outstanding Common Stock, unless funds legally available therefor are at least equal to the net operating income of the Company reported in its audited financial statements for its most recent fiscal year plus net operating income of the Company reported in its unaudited financial statements for any subsequent interim periods.

                        c. ELECTION OF BOARD OF DIRECTORS. For so long as more than seven million five hundred thousand (7,500,000) shares of Series A1 Preferred remain outstanding (as adjusted for any stock dividend, split, combination or other similar event with respect to such shares) the holders of Series A1 Preferred, voting as a separate class, shall be entitled to elect one
(1) member of the Company's Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; provided, however, that the holders of the outstanding shares of Series A1 Preferred may waive such right from time to time and instead may designate an observer who shall have the right to receive reasonable notice of and to attend all meetings of the Company's Board of Directors and the Committees thereof, other than any committee or other meeting of the Independent Directors (as defined in Section V.A. hereof) or any meeting at which the Board or any Committee thereof may discuss or consider any matter for which attendance of such observer would not be in the best interests of the stockholders of the Company as determined by the Company's Chief Executive Officer.

                3.      LIQUIDATION RIGHTS.

                        a. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series A1 Preferred shall be entitled to be paid out of the assets of the Company an amount per share of Series A1 Preferred equal to the greater of (i) the Series A1 Preferred Original Issue Price, plus all accrued but unpaid dividends on the Series A1 Preferred (as adjusted for any stock dividend, split, combination, or other similar event with respect to such shares) or (ii) the amount such holder would have received if such share had been converted to Common Stock pursuant to
Section 4 hereof, for each share of Series A1 Preferred held by such holders. If, upon any such liquidation, distribution or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series A1 Preferred of the liquidation preference set forth in this Section 3(a), then such assets shall be distributed among the holders of Series A1 Preferred at the time outstanding, ratably in proportion to the full amounts to which each such holder would otherwise be entitled.

                        b. After the payment of the full liquidation preference of the Series A1 Preferred as set forth in Section 3(a) above, the remaining assets of the Company



                                       4.

legally available for distribution, if any, shall be distributed to the holders of Junior Stock in accordance with this Restated Certificate of Incorporation.

                        c. The following events shall be considered a liquidation under this Section:

                                (i)     any consolidation or merger of the
Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) (on an as-converted basis, assuming conversion of all outstanding shares of Series A1 and Series A2 Preferred) of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) (on an as-converted basis, assuming conversion of all outstanding shares of Series A1 and Series A2 Preferred) of the Company's voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company (an "Acquisition"); or

                                (ii)    a sale, lease or other disposition of
all or substantially all of the assets of the Company (an "Asset Transfer").

                                (iii)   In any of such events, if the
consideration received by the Company is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

                                        (a)     Securities not subject to
investment letter or other similar restrictions on free marketability covered by paragraph (b) below:

                                                (1)     If traded on a
securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the 30-day period ending three (3) days prior to the closing;

                                                (2)     If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three (3) days prior to the closing; and

                                                (3)     If there is no active
public market, the value shall be the fair market value thereof, as determined by the Board of Directors.

                                        (b)     The method of valuation of
securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in paragraphs
(a)(1), (2) or (3) to reflect the approximate fair market value thereof, as determined by the Board of Directors.



                                       5.

                4.      CONVERSION.

                        The Series A1 Preferred shall be subject to the following provisions with respect to the conversion of the Series A1 Preferred into shares of Common Stock:

                        a. VOLUNTARY CONVERSION. Subject to and in compliance with the provisions of this Section 4, any shares of Series A1 Preferred may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of Common Stock, subject to the following limitations: no shares of Series A1 Preferred shall be convertible prior to the second anniversary of the Series A1 Preferred Original Issue Date. Commencing on the date that is six (6) months following such second anniversary, twenty-five percent (25%) of the shares of Series A1 Preferred issued on the Series A1 Preferred Original Issue Date shall become convertible into Common Stock and, on each 6-month anniversary thereafter, an additional twenty-five percent (25%) shall become convertible into Common Stock, until all such shares shall have become convertible into Common Stock. Such right to convert shall be allocated among the holders of Series A1 Preferred ratably in accordance with their holdings of Series A1 Preferred. Notwithstanding the above, the foregoing limitations shall terminate and be of no further force or effect and all shares of the Series A1 Preferred shall become immediately convertible at the option of the holder immediately prior to the occurrence of a Change in Control of the Company or a Major Acquisition by the Company (as defined elsewhere in this Section 4). The number of shares of Common Stock to which a holder of Series A1 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series A1 Preferred Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series A1 Preferred being converted.

                        b. SERIES A1 PREFERRED CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series A1 Preferred (the "Series A1 Preferred Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series A1 Preferred by the "Series A1 Preferred Conversion Price," calculated as provided in Section 4(c).

                        c. SERIES A1 PREFERRED CONVERSION PRICE. The conversion price for the Series A1 Preferred shall initially be the Original Issue Price of the Series A1 Preferred (the "Series A1 Preferred Conversion Price"). Such initial Series A1 Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series A1 Preferred Conversion Price herein shall mean the Series A1 Preferred Conversion Price as so adjusted.

                        d. MECHANICS OF CONVERSION. Each holder of Series A1 Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A1 Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A1 Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) any accrued but unpaid dividends on the shares of Series A1 Preferred being converted and (ii) the value of any



                                       6.

fractional share of Common Stock otherwise issuable to any holder of Series A1 Preferred in cash (at the Common Stock's fair market value determined by the Board of Directors as of the date of conversion). Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A1 Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                        e. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the Series A1 Preferred Original Issue Date effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series A1 Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Series A1 Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                        f. ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A1 Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A1 Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A1 Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A1 Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

                        g. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A1 Preferred is changed into the same or a different number of shares of any class or classes of stock or other securities or property, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series A1 Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such



                                       7.

recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A1 Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                        h. REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Series A1 Preferred Original Issue Date, there is a capital reorganization of the Common Stock or a merger or consolidation of the Company with or into, or a sale of all or substantially all of the Company's assets to, another person, corporation or other entity (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, merger, consolidation or sale of assets, provision shall be made so that the holders of the Series A1 Preferred shall thereafter be entitled to receive upon conversion of the Series A1 Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A1 Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series A1 Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series A1 Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                        i. CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Series A1 Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A1 Preferred, if the Series A1 Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A1 Preferred at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the Series A1 Preferred Conversion Price at the time in effect, and (ii) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A1 Preferred.

                        j. NOTICES OF RECORD DATE. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(c)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A1 Preferred at least ten (10) days prior to the



                                       8.

earlier of the record date specified therein or the date on which any such action is to become effective (or such shorter period approved by a majority of the outstanding Series A1 Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                        k.      AUTOMATIC CONVERSION.

                                (i)     Subject to Section 4(a), each share of
Series A1 Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series A1 Preferred Conversion Price, immediately upon the transfer of such share by the original purchaser of such share from the Company to a transferee that is not a Purchaser or an Affiliate of a Purchaser (as such terms are defined in the Preferred Stock Purchase Agreement, dated as of June 20, 1999, between the Company and the Purchasers named therein). Upon such automatic conversion, any accrued but unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

                                (ii)    Subject to Section 4(a), upon the
occurrence of the event specified in Section 4(k)(i) above, the applicable shares of Series A1 Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A1 Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A1 Preferred, the holders of Series A1 Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series A1 Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A1 Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any accrued but unpaid dividends shall be paid in accordance with the provisions of
Section 4(d).

                        l. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series A1 Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A1 Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the



                                       9.

conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

                        m. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A1 Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A1 Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A1 Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                        n. NOTICES. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or
(iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

                        o. PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A1 Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A1 Preferred so converted were registered.

                        p. NO DILUTION OR IMPAIRMENT. Without the consent of the holders of then outstanding Series A1 Preferred as required under Section 2(b), the Company shall not amend its Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A1 Preferred against dilution or other impairment.

                5.      REDEMPTION.

                        a. The Company shall redeem, from any funds legally available therefor, all of the outstanding shares of Series A1 Preferred on the date that is the tenth anniversary of the Series A1 Preferred Original Issue Date (the "Series A1 Preferred Redemption



                                      10.

Date"). The Company shall effect such redemption on the Series A1 Preferred Redemption Date by paying in cash, in exchange for the shares of Series A1 Preferred to be redeemed, a sum equal to the Original Issue Price per share of Series A1 Preferred (as adjusted for any stock dividend, split, combination or other similar event with respect to such shares), plus all accrued but unpaid dividends on such shares (the "Series A1 Preferred Redemption Price").

                        b. Within a reasonable time following a "Change in Control" of the Company or a "Major Acquisition" by the Company, the Company shall provide written notice (the "A1 Offer Notice"), by first class mail, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Series A1 Preferred offering to redeem such shares at the option of the holder thereof and specifying a date not less than twenty (20) nor more than forty (40) days following the date of such notice on which the shares of Series A1 Preferred shall be redeemed (the "Optional Series A1 Preferred Redemption Date"). Each holder of Series A1 Preferred shall thereafter have the right to require the Company to redeem all, but not less than all, of the shares of Series A1 Preferred then held by such holder. A holder may exercise its right to require redemption of the Series A1 Preferred held by it by notifying the Company in writing, within ten (10) days following the date of the A1 Offer Notice by the Company, of its intent to exercise its right. The Company shall redeem, on the Optional Series A1 Preferred Redemption Date, all the shares of Series A1 Preferred of holders who have timely elected to participate in the redemption. The Company shall effect such redemption on the Optional Series A1 Preferred Redemption Date by paying in cash, in exchange for the shares of Series A1 Preferred to be redeemed, a sum per share equal to one hundred and one percent (101%) of the Original Issue Price of the Series A1 Preferred (as adjusted for any stock dividend, split, combination or other similar event with respect to such shares), plus all accrued but unpaid dividends on such shares (the "Optional Series A1 Preferred Redemption Price"). For the purposes hereof, a "Change of Control" of the Company shall mean an event or series of related events as a result of which any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act")), other than Vulcan Ventures Incorporated, MCI WorldCom, Inc. and their respective affiliates, (i) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than thirty percent (30%) of the outstanding equity securities of the Company (determined on a fully diluted basis) or (ii) acquires the right to elect at least thirty percent (30%) of the Board of Directors of the Company. For the purposes hereof, a "Major Acquisition" by the Company shall mean the acquisition by the Company of more than fifty percent (50%) of the outstanding equity securities or all or substantially all of the assets of any corporation or other entity or the merger of the Company with another entity in which the Company is the surviving entity, in each case, in consideration of the issuance of equity securities of the Company which exceed, in the aggregate, twenty-five percent (25%) of the outstanding equity securities of the Company, determined on a fully diluted basis; provided, however, that a Major Acquisition shall not include any acquisition of equity securities or assets of any entity of which the Company owned, at the Series A1 Preferred Original Issue Date, at least fifty percent (50%) of its outstanding equity securities or assets.

                        c. As used herein and in Sections 5(d) and 5(e) below, the term "A1 Redemption Date" shall refer to each of "Series A1 Preferred Redemption Date" and the "Optional Series A1 Preferred Redemption Date," and the term "A1 Redemption Price" shall



                                      11.

refer to each of "Series A1 Preferred Redemption Price" and the "Optional Series A1 Preferred Redemption Price." At least twenty (20) but no more than forth (40) days prior to each Series A1 Preferred Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A1 Preferred to be redeemed, at the address last shown on the records of the Company for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the A1 Redemption Date, the A1 Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Company, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "A1 Redemption Notice"). Except as provided in
Section 5(d), on or after the A1 Redemption Date, each holder of Series A1 Preferred to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the A1 Redemption Notice or A1 Offer Notice, and thereupon the A1 Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                        d. From and after the A1 Redemption Date, unless there shall have been a default in payment of the A1 Redemption Price, all rights of the holders of shares of Series A1 Preferred designated for redemption in the A1 Redemption Notice as holders of Series A1 Preferred (except the right to receive the A1 Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of shares of Series A1 Preferred on any A1 Redemption Date are insufficient to redeem the total number of shares of Series A1 Preferred to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A1 Preferred. The shares of Series A1 Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. If any of the A1 Redemption Price shall remain unpaid on the A1 Redemption Date, interest shall accrue on such unpaid amounts at the rate of eighteen percent (18%) per annum or, if lower, at the highest rate permitted by law. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series A1 Preferred, such funds will immediately be used to redeem the balance of the shares which the Company has become obliged to redeem on any A1 Redemption Date, but which it has not redeemed, and to pay any interest thereon. No payment of the A2 Redemption Price or any interest thereon shall be made so long as any of the A1 Redemption Price or any interest thereon shall remain unpaid.

                        e. On or prior to each A1 Redemption Date, the Company shall deposit the A1 Redemption Price of all shares of Series A1 Preferred designated for redemption in the A1 Redemption Notice and not yet redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with



                                      12.

irrevocable instructions and authority to the bank or trust corporation to pay the A1 Redemption Price for such shares to their respective holders on or after the A1 Redemption Date upon receipt of notification from the Company that such holder has surrendered his share certificate to the Company pursuant to Section 5(d) above. As of the A1 Redemption Date, the deposit shall constitute full payment of the shares to their holders, and from and after the A1 Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the A1 Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any funds deposited by the Company pursuant to this Section 5(e) for the redemption of shares thereafter converted into shares of the Company's Common Stock pursuant to Section 4 hereof prior to the A1 Redemption Date shall be returned to the Company forthwith upon such conversion. The balance of any funds deposited by the Company pursuant to this Section 5(e) remaining unclaimed at the expiration of two (2) years following the A1 Redemption Date shall thereafter be returned to the Company upon its request expressed in a resolution of its Board of Directors.

                6.      NO REISSUANCE OF SERIES A1 PREFERRED.

                        No share or shares of Series A1 Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and the Board of Directors is authorized pursuant to Section 243 of the Delaware General Corporation Law to retire any such share or shares. The retirement of any such share or shares shall not reduce the total authorized number of shares of Preferred Stock.

                        f.      The rights, preferences, privileges,
restrictions and other matters relating to the Series A2 Preferred are as follows:

                1.      DIVIDEND RIGHTS.

                        a. The holders of record of shares of Series A2 Preferred shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the payment of dividends, cumulative dividends payable, at the option of the Company, in cash or additional shares of Series A2 Preferred, at the annual rate per share of six and one-half percent (6.5%) of the Original Issue Price of the Series A2 Preferred (as adjusted for any stock dividend, split, combination or other similar event with respect to such shares). Dividends shall be payable annually, in arrears, on the 15th day of December in each year (each such date being referred to herein as a "Series A2 Preferred Dividend Payment Date"), commencing on the first Series A2 Preferred Dividend Payment Date which is at least fifteen
(15) days after the date that the first share of Series A2 Preferred is issued. The rights of the holders of Series A2 Preferred to additional cumulative dividends under this paragraph (a) shall terminate on the third anniversary of the date that the first share of Series A2 Preferred was issued (the "Series A2 Preferred Termination Date"). The "Original Issue Price" of the Series A2 Preferred shall be ten dollars ($10.00). Dividends payable to the holders of the Series A1 Preferred shall be prior and in preference to any dividends payable to the holders of Series A2 Preferred, and dividends



                                      13.

payable to the holders of Series A2 Preferred shall be prior and in preference to any dividends payable to the holders of Common Stock.

                        b. Dividends payable pursuant to paragraph (a) of this Section 1 shall begin to accrue on each share of Series A2 Preferred on a daily basis and shall be cumulative from the date that the first share of Series A2 Preferred is issued (the "Series A2 Preferred Original Issue Date"), whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve (12) 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A2 Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of the Series A2 Preferred at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A2 Preferred entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.

                        c. Unless accrued dividends payable pursuant to paragraph (a) on all outstanding shares of Series A2 Preferred shall have been fully paid for all past dividend periods and the full dividends thereon for the dividend period current at the time shall have been paid or declared and funds set apart therefor, no dividend (except a dividend payable in Common Stock) shall be paid upon or declared or set apart for the Common Stock.

                        d. Following the Series A2 Preferred Dividend Termination Date, dividends shall be payable on the Series A2 Preferred only when, as and if declared by the Board of Directors. Except as otherwise set forth in this Section 1, holders of Series A2 Preferred shall not be entitled to receive any dividends, whether in cash or property.

                2.      VOTING RIGHTS.

                        a. GENERAL RIGHTS. The Series A2 Preferred shall not have any voting rights, except as otherwise provided herein or as required by law.

                        b. SEPARATE VOTES OF SERIES A2 PREFERRED. For so long as more than seven million five hundred thousand (7,500,000) shares of Series A2 Preferred (subject to adjustment for any stock dividend, split, combination or other similar event with respect to such shares) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least a majority of the outstanding Series A2 Preferred shall be necessary for effecting or validating the following actions:

                                (i)     Any amendment, alteration, or repeal of
any provision of the Restated Certificate of Incorporation of the Company (including any filing of a Certificate of Designation), that alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series A2 Preferred so as to affect the Series A2 Preferred adversely in a manner different from other classes or series of stock;

                                (ii)    Any issuance of any new class or series
of stock or any other equity securities of the Company, in each case ranking senior to the Series A2 Preferred in



                                      14.

right of liquidation preference or dividends or any issuance of debt securities convertible into the equity securities of the Company at a conversion price below the Original Issue Price of the Series A2 Preferred (as adjusted for any stock dividend, split, combination or other similar event with respect to such shares);

                                (iii)   Any redemption or repurchase of Common
Stock, except for acquisitions of Common Stock (not to exceed one percent (1%) per year of the total of the then-outstanding Common Stock of the Company, determined on a fully diluted basis) by the Company at cost (plus an interest factor not to exceed ten percent (10%) per annum if applicable), pursuant to compensatory plans or agreements which permit the Company to repurchase such shares upon termination of services to the Company; or

                                (iv)    Any declaration or payment of any
dividend on outstanding Common Stock, unless funds legally available therefor are at least equal to the net operating income of the Company reported in its audited financial statements for its most recent fiscal year plus net operating income of the Company reported in its unaudited financial statements for any subsequent interim periods.

                        c. ELECTION OF BOARD OF DIRECTORS. For so long as more than seven million five hundred thousand (7,500,000) shares of Series A2 Preferred remain outstanding (as adjusted for any stock dividend, split, combination or other similar event with respect to such shares) the holders of Series A2 Preferred, voting as a separate class, shall be entitled to elect one
(1) member of the Company's Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.

                3.      LIQUIDATION RIGHTS.

                        a. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Common Stock, the holders of Series A2 Preferred shall be entitled to be paid out of the assets of the Company an amount per share of Series A2 Preferred equal to the greater of (i) the Series A2 Preferred Original Issue Price, plus all accrued but unpaid dividends on the Series A2 Preferred (as adjusted for any stock dividend, split, combination, or other similar event with respect to such shares) or (ii) the amount such holder would have received if such share had been converted to Common Stock pursuant to
Section 4 hereof, for each share of Series A2 Preferred held by such holders. If, upon any such liquidation, distribution or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series A2 Preferred of the liquidation preference set forth in this Section 3(a), then such assets shall be distributed among the holders of Series A2 Preferred at the time outstanding, ratably in proportion to the full amounts to which each such holder would otherwise be entitled.

                        b. After the payment of the full liquidation preference of the Series A2 Preferred as set forth in Section 3(a) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of Common Stock.



                                      15.

                        c. The following events shall be considered a liquidation under this Section:

                                (i)     an Acquisition; or

                                (ii)    an Asset Transfer.

                                (iii)   In any of such events, if the
consideration received by the Company is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

                                        (a)     Securities not subject to
investment letter or other similar restrictions on free marketability covered by paragraph (b) below:

                                                (1)     If traded on a
securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the 30-day period ending three (3) days prior to the closing;

                                                (2)     If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three (3) days prior to the closing; and

                                                (3)     If there is no active
public market, the value shall be the fair market value thereof, as determined by the Board of Directors.

                                        (b)     The method of valuation of
securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in paragraphs
(a)(1), (2) or (3) to reflect the approximate fair market value thereof, as determined by the Board of Directors.

                4.      CONVERSION.

                        The Series A2 Preferred shall be subject to the following provisions with respect to the conversion of the Series A2 Preferred into shares of Common Stock:

                        a. VOLUNTARY CONVERSION. Subject to and in compliance with the provisions of this Section 4, any shares of Series A2 Preferred may, at any time, at the option of the holder, be converted into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A2 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series A2 Preferred Conversion Rate" then in effect (determined as provided in Section 4(b)) by the number of shares of Series A2 Preferred being converted.

                        b. SERIES A2 PREFERRED CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series A2 Preferred (the "Series A2 Preferred Conversion



                                      16.

Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series A2 Preferred by the "Series A2 Preferred Conversion Price," calculated as provided in Section 4(c).

                        c. SERIES A2 PREFERRED CONVERSION PRICE. The conversion price for the Series A2 Preferred shall initially be the Original Issue Price of the Series A2 Preferred (the "Series A2 Preferred Conversion Price"). Such initial Series A2 Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series A2 Preferred Conversion Price herein shall mean the Series A2 Preferred Conversion Price as so adjusted.

                        d. MECHANICS OF CONVERSION. Each holder of Series A2 Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A2 Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A2 Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) any accrued but unpaid dividends on the shares of Series A2 Preferred being converted and (ii) the value of any fractional share of Common Stock otherwise issuable to any holder of Series A2 Preferred in cash (at the Common Stock's fair market value determined by the Board of Directors as of the date of conversion). Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A2 Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                        e. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the Series A2 Preferred Original Issue Date effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series A2 Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Series A2 Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                        f. ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A2 Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A2 Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding



                                      17.

immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A2 Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A2 Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

                        g. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A2 Preferred is changed into the same or a different number of shares of any class or classes of stock or other securities or property, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series A2 Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A2 Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                        h. REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Series A2 Preferred Original Issue Date, there is a capital reorganization of the Common Stock or a merger or consolidation of the Company with, or a sale of all or substantially all of the Company's assets to, another person, corporation or other entity (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, merger, consolidation or sale of assets, provision shall be made so that the holders of the Series A2 Preferred shall thereafter be entitled to receive upon conversion of the Series A2 Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A2 Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series A2 Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series A2 Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                        i. CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Series A2 Preferred Conversion Price for the number of shares of Common



                                      18.

Stock or other securities issuable upon conversion of the Series A2 Preferred, if the Series A2 Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A2 Preferred at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the Series A2 Preferred Conversion Price at the time in effect, and (ii) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A2 Preferred.

                        j. NOTICES OF RECORD DATE. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(c)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A2 Preferred at least ten (10) days prior to the earlier of the record date specified therein or the date on which any such action is to become effective (or such shorter period approved by a majority of the outstanding Series A2 Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                        k.      AUTOMATIC CONVERSION.

                                (i)     Each share of Series A2 Preferred shall
automatically be converted into shares of Common Stock, based on the then-effective Series A2 Preferred Conversion Price, immediately upon the transfer of such share by the original purchaser of such share from the Company to a transferee that is not a Purchaser or an Affiliate of a Purchaser (as such terms are defined in the Preferred Stock Purchase Agreement, dated as of June 20, 1999, between the Company and the Purchasers named therein). Upon such automatic conversion, any accrued but unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

                                (ii)    Upon the occurrence of the event
specified in Section 4(k)(i) above, the applicable shares of Series A2 Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of



                                      19.

Series A2 Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A2 Preferred, the holders of Series A2 Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series A2 Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A2 Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any accrued but unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

                        l. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series A2 Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A2 Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

                        m. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A2 Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A2 Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A2 Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                        n. NOTICES. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or
(iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

                        o. PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A2 Preferred, excluding any tax or other charge imposed in connection with any transfer involved in



                                      20.

the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A2 Preferred so converted were registered.

                        p. NO DILUTION OR IMPAIRMENT. Without the consent of the holders of then outstanding Series A2 Preferred as required under Section 2(b), the Company shall not amend its Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A2 Preferred against dilution or other impairment.

                5.      REDEMPTION.

                        a. The Company shall redeem, from any funds legally available therefor, all of the outstanding shares of Series A2 Preferred on the date that is the tenth anniversary of the Series A2 Preferred Original Issue Date (the "Series A2 Preferred Redemption Date"). The Company shall effect such redemption on the Series A2 Preferred Redemption Date by paying in cash, in exchange for the shares of Series A2 Preferred to be redeemed, a sum equal to the Original Issue Price per share of Series A2 Preferred (as adjusted for any stock dividend, split, combination or other similar event with respect to such shares), plus all accrued but unpaid dividends on such shares (the "Series A2 Preferred Redemption Price").

                        b. Within a reasonable time following a "Change in Control" of the Company or a "Major Acquisition" by the Company, the Company shall provide written notice (the "A2 Offer Notice"), by first class mail, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Series A2 Preferred offering to redeem such shares at the option of the holder thereof and specifying a date not less than twenty (20) nor more than forth (40) days following the date of such notice on which the shares of Series A2 Preferred shall be redeemed (the "Optional Series A2 Preferred Redemption Date"). Each holder of Series A2 Preferred shall thereafter have the right to require the Company to redeem all, but not less than all, of the shares of Series A2 Preferred then held by such holder. A holder may exercise its right to require redemption of the Series A2 Preferred held by it by notifying the Company in writing, within ten (10) days following the date of the A2 Offer Notice by the Company, of its intent to exercise its right. The Company shall redeem, on the Optional Series A2 Preferred Redemption Date, all the shares of Series A2 Preferred of holders who have timely elected to participate in the redemption. The Company shall effect such redemption on the Optional Series A2 Redemption Date by paying in cash, in exchange for the shares of Series A2 Preferred to be redeemed, a sum per share equal to one hundred and one percent (101%) of the Original Issue Price of the Series A2 Preferred (as adjusted for any stock dividend, split, combination or other similar event with respect to such shares), plus all accrued but unpaid dividends on such shares (the "Optional Series A2 Preferred Redemption Price"). For the purposes hereof, a "Change of Control" of the Company shall mean an event or series of related events as a result of which any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of



                                      21.

1934 as amended (the "Exchange Act")), other than Vulcan Ventures,
Incorporated, MCI WorldCom, Inc. and their respective affiliates, (i) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than thirty percent (30%) of the outstanding equity securities of the Company (determined on a fully diluted basis) or (ii) acquires the right to elect at least thirty percent (30%) of the Board of Directors of the Company. For the purposes hereof, a "Major Acquisition" by the Company shall mean the acquisition by the Company of more than fifty percent (50%) of the outstanding equity securities or all or substantially all of the assets of any corporation or other entity or the merger of the Company with another entity in which the Company is the surviving entity, in each case, in consideration of the issuance of equity securities of the Company which exceed, in the aggregate, twenty-five percent (25%) of the outstanding equity securities of the Company, determined on a fully diluted basis; provided, however, that a Major Acquisition shall not include any acquisition of equity securities or assets of any entity of which the Company owned, at the Series A2 Preferred Original Issue Date, at least fifty percent (50%) of its outstanding equity securities or assets.

                        c. As used herein and in Sections 5(d) and 5(e) below, the term "A2 Redemption Date" shall refer to each of "Series A2 Preferred Redemption Date" and the "Optional Series A2 Preferred Redemption Date," and the term "A2 Redemption Price" shall refer to each of "Series A2 Preferred Redemption Price" and the "Optional Series A2 Preferred Redemption Price." At least twenty (20) but no more than forty (40) days prior to each A2 Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A2 Preferred to be redeemed, at the address last shown on the records of the Company for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the A2 Redemption Date, the A2 Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Company, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "A2 Redemption Notice"). Except as provided in Section 5(d), on or after the A2 Redemption Date, each holder of Series A2 Preferred to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the A2 Redemption Notice or A2 Offer Notice, and thereupon the A2 Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                        d. From and after the A2 Redemption Date, unless there shall have been a default in payment of the A2 Redemption Price, all rights of the holders of shares of Series A2 Preferred designated for redemption in the A2 Redemption Notice as holders of Series A2 Preferred (except the right to receive the A2 Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of shares of Series A2 Preferred on any A2 Redemption Date are insufficient to redeem the total number of shares of Series A2 Preferred to be redeemed on such date, those



                                      22.

funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A2 Preferred. The shares of Series A2 Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. If any of the A2 Redemption Price shall remain unpaid on the A2 Redemption Date, interest shall accrue on such unpaid amounts at the rate of eighteen percent (18%) per annum or, if lower, at the highest rate permitted by law. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series A2 Preferred, such funds will immediately be used to redeem the balance of the shares which the Company has become obliged to redeem on any A2 Redemption Date, but which it has not redeemed, and to pay any interest thereon. No payment of the A2 Redemption Price or any interest thereon shall be made so long as any of the A1 Redemption Price or any interest thereon shall remain unpaid.

                        e. On or prior to each A2 Redemption Date, the Company shall deposit the A2 Redemption Price of all shares of Series A2 Preferred designated for redemption in the A2 Redemption Notice and not yet redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the A2 Redemption Price for such shares to their respective holders on or after the A2 Redemption Date upon receipt of notification from the Company that such holder has surrendered his share certificate to the Company pursuant to Section 5(d) above. As of the A2 Redemption Date, the deposit shall constitute full payment of the shares to their holders, and from and after the A2 Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the A2 Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any funds deposited by the Company pursuant to this Section 5(e) for the redemption of shares thereafter converted into shares of the Company's Common Stock pursuant to Section 4 hereof prior to the A2 Redemption Date shall be returned to the Company forthwith upon such conversion. The balance of any funds deposited by the Company pursuant to this Section 5(e) remaining unclaimed at the expiration of two (2) years following the A2 Redemption Date shall thereafter be returned to the Company upon its request expressed in a resolution of its Board of Directors.

                6.      NO REISSUANCE OF SERIES A2 PREFERRED.

                        No share or shares of Series A2 Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and the Board of Directors is authorized pursuant to Section 243 of the Delaware General Corporation Law to retire any such share or shares. The retirement of any such share or shares shall not reduce the total authorized number of shares of Preferred Stock.



                                      23.

                                       V.

        For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

        A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.

        The directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Corporation's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Common Stock of the corporation (the "Initial Public Offering"), the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

        Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by either
(i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. Notwithstanding the foregoing, in the event of any vacancy on the Board of Directors resulting from the resignation, death, disability, removal



                                      24.

or disqualification of any director serving on the Board of Directors both prior to and immediately after the closing of the transactions contemplated by the Common Stock Purchase Agreement, dated October 10, 1997, between the Company and the purchaser named therein, or any successor thereto, or successor of such successor (an "Independent Director"), a committee of the Board of Directors consisting of the remaining Independent Directors shall, pursuant to Section 141(a) of the Delaware General Corporation Law, fill such vacancy by a majority vote of such directors. Any director so elected by such committee shall be an "Independent Director" for purposes of this paragraph.

        B. The Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to adopt, amend, supplement or repeal the Bylaws.

        C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

        D. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent; provided, however, that notwithstanding anything to the contrary contained herein, the stockholders may act without a meeting, without prior notice and without a vote solely in the election of directors to fill vacancies on the Board of Directors (other than a vacancy resulting from the resignation, death, disability, removal or disqualification of any Independent Director).

        E. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

        F. Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock.

                                      VI.

        A. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent under applicable law.

        B. The Corporation is authorized to provide indemnification of agents (as defined in Section 145 of the Delaware General Corporation Law) for breach of duty to the Corporation and its stockholders through bylaw provisions, through agreements with the agents, and/or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 145 of the Delaware General Corporation Law.



                                      25.

        C. Any repeal or modification of this Article VI shall be prospective only and shall not effect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability or indemnification.

                                      VII.

        Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Article V,
Article VII or Article X.

                                     VIII.

        The Corporation is to have perpetual existence.

                                      IX.

        The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law, as the same may be amended from time to time. This election shall be effective as of the earliest date permitted by law.

                                       X.

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Article VII of this Certificate, and all rights conferred upon the stockholders herein are granted subject to this right.


                                     * * * *

        FOUR:   This Restated Certificate of Incorporation has been duly
approved by the Board of Directors of this Corporation.

        FIVE:   This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation.



                                      26.

        IN WITNESS WHEREOF, METRICOM, INC. has caused this Restated Certificate of Incorporation to be signed by the President and the Secretary in __________, California this __ day of __________ 1999.





                                        METRICOM, INC.



                                        By:
                                           -------------------------------------
                                           Timothy A. Dreisbach
                                           President




ATTEST:



By:
   -----------------------------------
        Dale W. Marquart
        Secretary



                                      27.

                                    EXHIBIT B




                                 METRICOM, INC.


                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


                               ____________, 1999

                                 METRICOM, INC.

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is entered into as __________, 1999, by and among METRICOM, INC., a Delaware corporation (the "COMPANY") and holders of the Company's outstanding securities listed on the Schedule of Investors attached hereto as Exhibit A (collectively the "INVESTORS" and each individually as an "INVESTOR").

                                    RECITALS

        WHEREAS, the Company and certain of its security holders are parties to a Registration Rights Agreement, originally dated as of June 23, 1986, as amended to date (the "Original Registration Rights Agreement"); and

        WHEREAS, pursuant to a Preferred Stock Purchase Agreement dated as of June 20, 1999 (the "Purchase Agreement"), the Company has sold and issued 30,000,000 shares of its Series A1 Preferred Stock to MCI Worldcom, Inc. and 30,000,000 shares of its Series A2 Preferred Stock to Vulcan Ventures Incorporated; and

        WHEREAS, the Company and the holders of the requisite percentage of Registrable Securities (as defined in the Original Registration Rights Agreement) desire to amend the Original Registration Rights Agreement to permit the Company to grant to MCI Worldcom, Inc. and Vulcan Ventures Incorporated registration rights with respect to the shares purchased under the Purchase Agreement, to revise Schedule A to the Original Registration Rights Agreement to include only those holders and those holders' shares which are eligible for registration rights as of the date first set forth above, to make certain other changes to the Original Registration Rights Agreement and to restate the Original Registration Rights Agreement in full;

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

                                    AGREEMENT

SECTION 1. GENERAL

        1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

                "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the



                                       1.

SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

                "MAJOR HOLDER" means MCI WorldCom, Inc., Vulcan Ventures Incorporated or any assignee of record of Registrable Securities held by either of such Holders (in accordance with Section 2.10 hereof) that is an affiliate of a Major Holder or holds at least twenty-five percent (25%) of the then outstanding Registrable Securities.

                "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares, (b) the shares of Common Stock of the Company listed on Schedule A hereto that are issuable upon exercise of certain warrants issued by the Company, and (c) Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

                "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

                "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                "SEC" or "COMMISSION" means the Securities and Exchange Commission.

                "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

                "SHARES" shall mean the Company's Series A1 Preferred Stock and Series A2 Preferred Stock issued pursuant to the Purchase Agreement.



                                       2.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER

        2.1     RESTRICTIONS ON TRANSFER.

                (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                        (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                        (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                        (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

                (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

                (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.



                                       3.

                (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        2.2     DEMAND REGISTRATION.

                (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from either (i) one or more of the Major Holders or (ii) Holders who in the aggregate hold at least 500,000 shares of Registrable Securities (the "INITIATING HOLDERS"), that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities the anticipated aggregate offering price of which, net of underwriting discounts and commissions, would exceed $10,000,000 (A "QUALIFIED PUBLIC OFFERING"), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders and, subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Initiating Holders request to be registered.

                (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or
Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section
2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that:

                        (i) the number of shares of Registrable Securities to be included in such underwriting and registration on behalf of Initiating Holders that are Major Holders shall not be subject to reduction pursuant to this Section 2.2(b); and

                        (ii) the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.

Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.



                                       4.

                (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                        (i) after the Company has effected two (2) registrations pursuant to this Section 2.2 and such registrations have been declared or ordered effective; provided, however, that this subsection (i) shall not apply to any registration for which the Initiating Holders include one or more of the Major Holders;

                        (ii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

                        (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that are then eligible to be registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; provided, however, that this subsection (iii) shall not apply to any registration for which the Initiating Holders include one or more of the Major Holders.

        2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the



                                       5.

Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "HOLDER", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

        2.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                        (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders;



                                       6.

                        (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000);

                        (iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company's intention to make a public offering within ninety (90) days;

                        (iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period, or

                        (v) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4 (unless the registration is requested by one or more of the Major Holders, in which case the Company shall not be excused from effecting such registration under this subsection unless it has, within the twelve (12) month period preceding the date of such request, already effected one (1) or more registrations requested by such Major Holder(s) under Section 2.2 or this Section 2.4), or

                        (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

        2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under
Section 2.3 or Section 2.4 herein shall be borne by the Company. All such Registration Expenses incurred in connection with registrations requested pursuant to Section 2.4 (other than registrations requested by one or more Major Holders) after the first two (2) registrations shall be paid by the selling Holders pro rata in proportion to the number of shares sold by each. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the



                                       7.

withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

        2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

                (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such



                                       8.

registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                (g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

        2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 to Holders other than Major Holders shall terminate on December 31, 2001 and shall thereafter be of no further force or effect. In addition, a Holder's registration rights shall expire if all Registrable Securities held by and issuable to such Holder (and such Holder's affiliates, partners, former partners, members and former members) may be sold under Rule 144 (including paragraph (k) thereof) during any ninety (90) day period.

        2.8     DELAY OF REGISTRATION; FURNISHING INFORMATION.

                (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

        2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims,



                                       9.

damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.



                                      10.

                (c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

                (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                (e)     The obligations of the Company and Holders under this
Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which
(a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is an affiliate of a Major Holder, (c) is a Holder's family member or trust for the benefit of an individual Holder, or
(d)



                                      11.

acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

        2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Major Holders and the Holders of at least two-thirds (2/3) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

        2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least two-thirds (2/3) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder.

        2.13    "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION.

                (a) Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that all officers and directors of the Company enter into similar agreements.

                (b) Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said ninety (90) day period.



                                      12.

        2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. MISCELLANEOUS

        3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        3.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.



                                      13.

        3.5 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        3.6     AMENDMENT AND WAIVER.

                (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least two-thirds (2/3) of the Registrable Securities.

                (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least two-thirds (2/3) of the Registrable Securities.

        3.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

        3.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

        3.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        3.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.



                                      14.

        3.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                                      15.

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.



COMPANY:                                INVESTORS:

METRICOM, INC.                          VULCAN VENTURES INCORPORATED




By:                                     By:
   --------------------------------        -------------------------------------





                                        MCI WORLDCOM, INC.




                                        By:
                                           -------------------------------------


                                 SIGNATURE PAGE
                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS



                                                                 REGISTRABLE
                                                                   SHARES
INVESTOR                                                         OUTSTANDING
--------                                                         -----------
MCI WorldCom, Inc.                                              30,000,000
3060 Williams Drive, Suite 600
Fairfax, VA 22031
Attn:  Robert M. Finch


Vulcan Ventures Incorporated                                    35,816,667
13810 SE Eastgate Way, Suite 480
Bellevue, WA 98005-4400
Attn:  William D. Savoy






                                      A-1
                         REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT C

                          OPINION OF COOLEY GODWARD LLP

We have acted as counsel for Metricom, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of 30 million shares of the Company's Series A1 Preferred Stock and 30 million shares of the Company's Series A2 Preferred Stock (the "Shares") to the Purchasers pursuant to the Preferred Stock Purchase Agreement, dated as of June 20, 1999 (the "Purchase Agreement") between the Company and the Purchasers. We are rendering this opinion pursuant to Section 9.10(a) of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Purchase Agreement by the various parties and originals or copies certified to our satisfaction of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (a) an inquiry of attorneys within this firm who perform legal services for the Company, (b) receipt of a certificate executed by an officer of the Company covering such matters, and (c) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Purchase Agreement and the Restated Registration Rights Agreement (collectively, the "Agreements")) where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreements; that the Agreements are obligations binding upon you; that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreements that would modify or interpret the terms of the Agreements or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the Delaware General Corporation Law. We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to (a) compliance with any antifraud law, rule or regulation relating to securities or to the sale or issuance thereof, (b) compliance with



                                       1.

substantive aspects of antitrust law or (c) matters arising under the Communications Act or the regulations of the FCC.

With regard to our opinion in paragraph 4 below, we have examined and relied upon a certificate executed by an officer of the Company to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

With regard to our opinion in paragraph 5 below with respect to material defaults under any material agreement known to us, we have relied solely upon
(a) inquiries of officers of the Company, (b) the list of material contracts to which the Company is a party, or by which it is bound, contained in Schedule
3.13 of the Company Schedule delivered to the Purchasers pursuant to Section 3 of the Purchase Agreement, and (c) an examination of the items on the aforementioned list; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

        1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

        2. The Company has the requisite corporate power to own or lease its property and assets, to conduct its business as it is currently being conducted, and to execute, deliver and perform the Agreements and is qualified as a foreign corporation to do business and is in good standing in the jurisdictions identified on Schedule 3.1 of the Company Schedule.

        3. The Agreements have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity under Section 2.9 of the Restated Registration Rights Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

        4. The Company's authorized capital stock consists of (a) 150 million shares of Common Stock, $0.001 par value per share, of which _________ shares are issued and outstanding, and (b) 80 million shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock"), of which 30 million shares have been designated Series A1 Preferred Stock, of which (excluding the Shares) none are issued and outstanding, and 30 million shares have been designated Series A2 Preferred Stock, of which (excluding the Shares) none are issued and outstanding. The Shares have been duly authorized and, upon issuance



                                       2.

and delivery against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, outstanding, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance and, upon issuance and delivery upon conversion of the Shares, will be validly issued, outstanding, fully paid and nonassessable. To the best of our knowledge, except as disclosed in the Purchase Agreement or the Company Schedule, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company other than the conversion privileges of the Shares and the other rights created in connection with the transactions contemplated by the Purchase Agreement.

        5. The execution and delivery of the Agreements by the Company and the issuance of the Shares pursuant thereto do not: violate any provision of the Company's Restated Certificate of Incorporation or By-Laws; except as disclosed in the Company Schedule, constitute a material default under the provisions of any material agreement known to us to which the Company is a party or by which it is bound; or violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award that has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, taken as a whole, or its assets, financial condition or operations, taken as a whole.

        6. To the best of our knowledge, there is no action, proceeding or investigation pending, or threatened in writing, against the Company before any court or administrative agency that questions the validity of the Agreements or would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or operations of the Company.

        7. All consents, approvals, authorizations or orders of, and all filings, registrations and qualifications with, any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Agreements have been made or obtained, except for (a) the filing of a Notice of Transaction Pursuant To
Section 25102(f) of the California Corporate Securities Law of 1968, and (b) the filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

        8.      Subject to the accuracy of the Purchasers' representations in
Section 4 of the Purchase Agreement and to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D, the offer and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.



Note: Cooley Godward LLP may rely on the opinion(s) of one or more other firms with respect to portions of the foregoing opinion.




                                       3.

                                    EXHIBIT D

                         OPINION OF SHOOK, HARDY & BACON


                                    D-R-A-F-T
                                    06/20/99


                               ___________, 1999

MCI WorldCom, Inc.
3060 Williams Drive, Suite 600
Fairfax, VA  22031

Vulcan Ventures Incorporated
110 110th Avenue Northeast, Suite 550
Bellevue, WA  98004

Re:     Metricom, Inc., Special Federal Communications
        Commission Counsel's Opinion

Ladies and Gentlemen:

        We serve as special Federal Communications Commission ("FCC") counsel for Metricom, Inc. (the "Seller") in connection with (i) its authorizations for Wireless Communications Service ("WCS") stations KNLB207, KNLB295, KNLB296, KNLB297, KNLB298, KNLB299, KNLB300 and KNLB301(the "WCS Authorizations,"); (ii) in connection with its operations pursuant to Part 15 of the rules and regulations of the FCC (47 C.F.R. Sections 15.1 et seq.); and, (iii) in connection with its operations in the Experimental Radio Services pursuant to
Part 5 of the rules and regulations of the FCC (47 C.F.R. Sections 5.1 et seq.) . This opinion is delivered to you at the request of the Seller in connection with that certain Preferred Stock Purchase Agreement among Seller, MCI WorldCom, Inc. and Vulcan Ventures Incorporated, dated as of June 20 , 1999 (the "Agreement").

        For the purposes of this opinion, we have made such examination of the Communications Act of 1934, as amended (the "Communications Act"), and the rules, regulations, decisions and policies published and promulgated by the FCC thereunder and pursuant thereto (collectively, together with the Communications Act, the "Rules") as we have deemed necessary or proper for this opinion. In addition, we have investigated such questions of law and examined such documents as in our judgment were necessary to enable us to render the opinions expressed below. We are opining solely with respect to the Rules, and we express no opinion herein concerning any other laws, rules or regulations or as to the laws of any jurisdiction.

        As to any facts material to the opinions expressed herein, we have reviewed and relied upon: (a) statements and representations made to us by the Seller; (b) the publicly available files of the

MCI WorldCom, Inc.
Vulcan Ventures Incorporated
____________, 1999
Page 2

FCC; (c) a review of such of our internal records and files as we have deemed appropriate. In our investigation we have assumed (i) the genuineness of the signatures, and the authority of the persons signing all documents in connection with which this opinion is rendered, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic original documents of all documents submitted to us as copies and the authenticity of the originals of said copies and (iv) the due authorization, execution and delivery of all documents, instruments and agreements. Where, in this opinion, the phrase "to the best of our knowledge" or like language is used to qualify an opinion herein, it shall mean that, in addition to relying on the matters set forth in the foregoing sentences, the opinion so qualified is limited to the knowledge of our lawyers currently within our firm who have worked on matters on behalf of the Seller.

        We have not conducted a field inspection of, nor undertaken an independent evaluation of, the technical aspects of the radio frequency facilities being operated by Seller (the "Facilities"), nor have we independently verified that each piece of equipment being operated by Seller is properly authorized or is operating in accordance with the Rules, and we have relied upon Seller's description of the facilities and equipment. Moreover, a field inspection is not within the scope of our professional responsibility or expertise as attorneys and we do not make such inspections. Accordingly, we express no opinion regarding matters whose determination would require such a field inspection, including but not limited to the matters such as the physical condition of the Facilities or whether actual operation of these facilities is in compliance with the Rules. It is also understood that the phrase "to the best of our knowledge" or like language includes the limitation expressed in this paragraph with respect to the fact that we have not conducted any field inspection of the Facilities.

        Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that:

        1. The Seller is the duly authorized holder of the WCS Authorizations, originally issued by the FCC to Seller on July 21, 1997, to provide WCS service, pursuant to Part 27 of the FCC's rules and regulations (47 C.F.R. Sections 27.1 et seq.) on designated channel blocks in the Northeastern, Central and Western United States Regional Economic areas, and in the St. Louis, Missouri, Portland, Oregon and Seattle, Washington Economic areas. The FCC granted two pro forma transfer of control applications for the WCS Authorizations on January 1, 1998 involving transfers relating to Lindner Investments and Vulcan Ventures, Inc. (FCC Public Notice, Report No. LB-98-22, January 30, 1998). The WCS Authorizations are in full force and effect and, with the exceptions as noted at paragraph 3 below, and those conditions set forth on the WCS Authorizations, they are

MCI WorldCom, Inc.
Vulcan Ventures Incorporated
____________, 1999
Page 3

not, to the best of our knowledge, threatened with suspension or cancellation and are not the subject of any investigation, proceeding or action by the FCC that could result in suspension, termination, revocation, nonrenewal in the ordinary course, or other material adverse modification.

        2. With respect to the FCC's original grant of the WCS Authorizations, and the subsequent grants of pro forma transfers of control, except as noted in the exceptions at paragraph 3 below: (i) no request for stay of such grant has been filed, no action with respect to any such stay is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no appeal, petition for rehearing or reconsideration or application for review of such grant is pending before the FCC and the time for filing any such action has passed; (iii) the FCC does not have such grant under reconsideration on its own motion and the time for such reconsideration has passed; and, (iv) no appeal or petition for review to a court, or request for stay by a court, of the FCC's grant is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, such deadline has passed.

        3. The following paragraphs (A) and (B) are exceptions to paragraphs 1 and 2 above:

                (A) With respect to the pro forma transfer of control involving Lindner Investments, the FCC questioned whether an unauthorized transfer of control had taken place. Despite this inquiry, the FCC granted the transfer of control application; however, the FCC placed the following statement on the Public Notice granting the application: "This grant is without prejudice to any enforcement action the Commission may take." To the best of our knowledge, the FCC has not initiated any enforcement action with regard to this transfer of control.

                (B) With respect to the pro forma transfer of control involving a stock purchase which increased Vulcan Ventures, Inc.'s holdings in the WCS licensee to over 49%, it was stated in the application that such transfer would negate the original licensee's "Very Small Business " bidding credit (35%) in the auction, and that the licensee would be subject to an "Unjust Enrichment Payment" as specified at Section 1.2111 of the FCC's rules (47 C.F.R. Section 1.2111). To the best of our knowledge, (i) the amount of this payment should have been $775,175.60; (ii) the FCC has never requested any payment; and, (iii) there is no current action or proceeding relating to this payment.

        4. In addition to the WCS Authorizations, Seller also operates certain of its equipment in the 902-928 MHz and 2400-2483.5 MHz frequency bands. Operations in these bands is subject to Part 15 of the FCC's rules, providing for the operation of equipment certified pursuant to Parts 2 (47 C.F.R. Section
2.1 et seq.) and 15 of the FCC's rules without the requirement for a license. To the best of our knowledge, all equipment currently in commercial operation by Seller has been

MCI WorldCom, Inc.
Vulcan Ventures Incorporated
____________, 1999
Page 4

properly certified, Seller holds the valid certification authorizations, and the equipment is operating in accordance with the Rules.

        5. Operations pursuant to Part 15 of the FCC rules requires that the equipment be operated in a manner which does not cause interference to, and which accepts interference from, other authorized operations in the applicable frequency bands. To the best of our knowledge, there are currently no complaints of interference pending or being considered by the FCC, with respect to the operation of Seller's equipment. Similarly, Seller has not filed any formal or informal complaints of interference with the FCC as a result of receiving interference from any other equipment.

        6. In addition to WCS and Part 15 operations, in order to provide for research and development of new radio frequency equipment, Seller operates some equipment which is not authorized under Part 15 or Part 27. In order to authorize the operation of this equipment, where required, Seller has obtained appropriate authorizations from the FCC in the form of Experimental Authorizations pursuant to Part 5 of the FCC's rules. To the best of our knowledge, Seller is operating experimental equipment in accordance with the terms of the authorizations and in accordance with the Rules.

        7. To the best of our information and knowledge, based solely on our research of the FCC's licensing data bases which are available to the public and our files, (i) the Seller does not presently hold any FCC license, permits or authorizations other than those referenced herein; (ii) the Seller is in compliance with all applicable Rules governing the authorizations and the ownership and operation of the Facilities and has filed all material statements, reports and information required by the Rules; and, (iii) the authorizations referenced herein presently include all FCC licenses, permits and authorizations necessary for Seller to conduct its business in its present form. We do not express any opinion concerning the necessary authorizations for the Seller to provide currently planned products or services, including Ricochet II.

        Without limiting the applicability of any qualification, limitation or assumption set forth herein, the foregoing opinions are subject to the following additional qualifications:

                a. We are qualified to practice law in the District of Columbia. The opinions set forth herein are limited in all respects to matters governed by the federal law of the United States and the law of the District of Columbia, in each case to the extent applicable and not excepted from the scope of the opinions set forth herein. We express no opinion as to choice of law or conflicts of law.

MCI WorldCom, Inc.
Vulcan Ventures Incorporated
____________, 1999
Page 5

                b. The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes which may hereafter be brought to our attention. Our opinions are given as of the date hereof and are expressly limited to the matters stated herein, and no opinion is implied or may be inferred beyond what is explicitly stated in this letter. We do not opine with respect to any law, regulation, rule or governmental policy which may be proposed, enacted or adopted after the date hereof, nor do we assume any responsibility to advise you of future changes in our opinion.

                c. This opinion is furnished by us solely for your benefit and may be relied upon only by you in connection with the transactions under the Agreement. This opinion may not be used, circulated or quoted, in whole or in part, or be furnished to or relied upon by any other person or governmental agency without our prior written consent.

                d. This letter expressed our professional legal opinion as to the foregoing matters and is based upon our professional knowledge and judgment; it is not, however, to be construed as a guaranty.

                e. Under the Rules, the transactions contemplated by the Agreement may constitute an assignment, or transfer of control of the holder of, the subject authorizations, requiring for its consummation the prior consent of the FCC, either by order or public notice, granted upon an appropriate application therefor. No opinion is expressed as to FCC action on applications for transfer of control or assignment, should it be determined that such applications must be filed.

                                        Very truly yours,

                                        SHOOK, HARDY & BACON, L.L.P.

                                    EXHIBIT E

                         OPINION OF PURCHASERS' COUNSEL

         [USUAL AND CUSTOMARY INTRODUCTION AND CLOSING TO BE PROVIDED.]

        (1) Purchaser is a corporation duly incorporated, validly existing [and in good standing] under the laws of the State of ________ and has all requisite corporate power to own or lease its property and assets, conduct its business as currently conducted and to execute, deliver and perform the Purchase Agreement and the Restated Registration Rights Agreement.

        (2) Purchaser's execution, delivery and performance of the Purchase Agreement and the Restated Registration Rights Agreement (a) have been duly authorized by all requisite corporate action on the part of Purchaser and (b) will not violate (i) any provision of applicable law, or (ii) any provision of the Certificate or Articles of Incorporation or By-Laws of Purchaser.

        (3) Upon execution and delivery, and assuming the valid execution thereof by the Company, the Purchase Agreement and the Restated Registration Rights Agreement will constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer and other similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity, including, without limitation, concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law and except as rights to indemnity under Section 2.9 of the Restated Registration Rights Agreement may be limited by applicable law.



                                       1.